UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

AMENDMENT NO. 1

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12800 Whitewater Drive Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 984-0316

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Current Report on Form 8-K amends the registrant’s Current Report on Form 8-K filed on October 28, 2004.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

IMC Global Inc. (n/k/a Mosaic Global Holdings Inc. (“IMC”)):

The audited consolidated financial statements of IMC as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, found on pages 43 through 99 of IMC’s Annual Report on Form 10-K/A (Amendment No. 1), filed with the Securities and Exchange Commission on September 14, 2004, are incorporated herein by reference.

The unaudited consolidated financial statements of IMC for the quarter ended September 30, 2004, included in IMC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the Securities and Exchange Commission on November 9, 2004, are incorporated herein by reference.

Cargill Fertilizer Businesses:

The audited consolidated financial statements of the Cargill Fertilizer Businesses as of and for the year ended May 31, 2004, found on pages F-4 through F-24 of The Mosaic Company’s Form S-4 Registration Statement (Amendment No. 4) (Registration No. 333-114300), filed with the Securities and Exchange Commission on September 17, 2004, are incorporated herein by reference.

The unaudited consolidated financial statements of the Cargill Fertilizer Businesses for the quarter ended August 31, 2004 appear on pages 3 through 20 of this Current Report on Form 8-K/A (Amendment No. 1).

The audited consolidated financial statements of Fertifos Administração e Participação S.A. as of December 31, 2003 and 2002 and for each of the years included in the three-year period ended December 31, 2003, and the unaudited consolidated financial statements as of and for the six months ended June 30, 2004 and 2003, appear on pages 21 through 55 of this Current Report on Form 8-K/A (Amendment No. 1).

The audited financial statements of Saskferco Products Inc. as of May 31, 2004 and 2003 and for each of the years included in the three-year period ended May 31, 2004, and the unaudited financial statements as of and for the three months ended August 31, 2004 and 2003, appear on pages 56 through 88 of this Current Report on Form 8-K/A (Amendment No. 1).

(b) Pro forma financial information.

			Page
The Mosaic Company:

	Unaudited Pro Forma Combined Condensed Financial Data		89

	Unaudited Pro Forma Combined Condensed Statement of Operations		90

	Unaudited Pro Forma Combined Condensed Balance Sheet		92

	Notes to Unaudited Pro Forma Financial Statements		93

(c)	Exhibits.

	2.1	Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, by and among Mosaic, GNS Acquisition Corp., IMC, Cargill and Cargill Fertilizer, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, and as subsequently amended by Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004 (incorporated by reference to Exhibit 2.1 of Form 8-K filed on October 28, 2004)

Cargill Fertilizer Businesses

Consolidated Balance Sheets

(unaudited)

	August 31, 2004	May 31, 2004
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,842	10,070
Short-term investments	—	121
Accounts receivable less allowances of $5,544 and $5,785	283,024	199,404
Trade accounts receivable due from Cargill, Inc. and affiliates	15,211	32,902
Inventories	378,171	343,490
Vendor prepayments	25,351	28,742
Prepaid expenses	36,753	39,242

TOTAL CURRENT ASSETS	761,352	653,971
OTHER ASSETS
Investments in nonconsolidated companies	266,992	259,123
Note receivable from Saskferco Products Inc.	42,568	27,216
Other	32,005	23,534
PROPERTY
Property, plant and equipment	1,548,311	1,495,701
Construction in progress	152,760	159,932

	1,701,071	1,655,633
Less accumulated depreciation and amortization	786,820	763,496

NET PROPERTY	914,251	892,127

TOTAL ASSETS	$2,017,168	1,855,981

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$7,293	9,756
Accounts payable	133,185	90,764
Trade accounts payable due to Cargill, Inc. and affiliates	47,147	20,543
Customer prepayments	58,336	26,474
Accrued expenses	81,996	80,500
Accrued income taxes	17,110	22,071
Due to Cargill, Inc. and affiliates	199,007	202,915

TOTAL CURRENT LIABILITIES	544,074	453,023
OTHER LIABILITIES
Long-term debt	33,823	32,624
Due to Cargill, Inc. and affiliates	305,322	306,581
Deferred income taxes	93,037	84,771
Deferred asset retirement obligation	97,581	98,177
Other deferred liabilities	43,620	40,158

TOTAL LIABILITIES	1,117,457	1,015,334
MINORITY INTERESTS IN SUBSIDIARIES	9,201	7,639
STOCKHOLDER'S EQUITY
Equity	985,115	946,786
Accumulated other comprehensive income	(94,605)	(113,778)

TOTAL STOCKHOLDER'S EQUITY	890,510	833,008

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$2,017,168	1,855,981

The accompanying notes are an integral part of the consolidated financial statements.

Cargill Fertilizer Businesses

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	August 31, 2004	August 31, 2003
	(in thousands)
Net sales	$724,775	547,432
Cost of sales	649,329	513,583

Gross profit	75,446	33,849
Selling, general and administrative	30,993	21,867
(Gain)/loss on sale of assets	232	(236)
Other operating income	(6,000)	—

Operating earnings	50,221	12,218
Interest on external debt	2,608	2,233
Interest on debt with Cargill, Inc. and affiliates	4,993	6,045
Foreign currency losses	1,601	86
Other income, net	(318)	(994)

Earnings from consolidated companies before income taxes	41,337	4,848
Income tax expense	11,222	860

Net earnings from consolidated companies	30,115	3,988
Add equity in net earnings of nonconsolidated companies	14,472	5,079
Deduct minority interests in net earnings of consolidated companies	(1,205)	(839)

NET EARNINGS	$43,382	8,228

The accompanying notes are an integral part of the consolidated financial statements.

Cargill Fertilizer Businesses

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	August 31, 2004	August 31, 2003

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$43,382	8,228
Minority interests in net earnings of consolidated companies	1,205	839
Noncash items included in earnings:
Equity in net earnings of nonconsolidated companies, net of dividends	3,368	1,185
Depreciation and amortization of property	23,117	22,592
Recoveries of losses on accounts receivable	(241)	(591)
Deferred income taxes	5,868	1,154
Changes in current assets and liabilities, net of acquisitions:
Increase in accounts receivable	(83,379)	(67,160)
(Increase) decrease in trade receivable/payable with Cargill, Inc. and affiliates	44,295	(3,228)
Increase in inventories	(34,681)	(13,910)
Increase in accounts payable and accrued expenses	41,216	15,712
Increase (decrease) in accrued income taxes	(4,961)	963
Increase in other current assets and liabilities	35,687	66,287
Increase (decrease) in deferred asset retirement obligations	(596)	1,264
Other, net	7,234	1,357

Net cash provided by operating activities, excluding effect of acquisitions	81,514	34,692

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property	(38,912)	(18,823)
Investments in business acquired and minority interests	—	(13,164)
Investment in note of Saskferco Products Inc.	(15,352)	—
Investments in nonconsolidated companies	—	(82)
Net proceeds from property and business disposals	491	205
Other, net	(2,002)	(590)

Net cash used by investing activities	(55,775)	(32,454)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (payments on) due to Cargill, Inc. and affiliates	(5,167)	1,159
Payments on long-term debt	(4,122)	(1,067)
Proceeds from long-term debt	724	2,022
Net contributions from (dividends paid to) Cargill, Inc.	(5,053)	2,241
Other, net	651	565

Net cash provided (used) by financing activities	(12,967)	4,920

INCREASE IN CASH AND CASH EQUIVALENTS	12,772	7,158
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	10,070	7,781

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,842	14,939

The accompanying notes are an integral part of the consolidated financial statements.

Cargill Fertilizer Businesses

Consolidated Statements of Stockholder’s Equity

(unaudited)

	2004	2003
	(in thousands)
Balance at May 31	$833,008	649,474

Comprehensive Income:
Net earnings	43,382	8,228
Other comprehensive income:
Foreign currency translation adjustments	20,373	(859)
Unrealized loss on cash flow hedges	(1,200)	(1,130)

Comprehensive income	62,555	6,239

Net contributions from (dividends paid to) Cargill, Inc.	(5,053)	2,241

Balance at August 31	$890,510	657,954

The accompanying notes are an integral part of the consolidated financial statements.

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2004 and 2003

(Unaudited)

The unaudited consolidated financial statements reflect, in the opinion of the management of the Cargill Fertilizer Businesses, all normal recurring adjustments necessary for a fair statement of the financial position and results of operations and cash flows for the interim periods. The statements are condensed and, therefore, do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. For further information, refer to the audited consolidated financial statements and notes for the year ended May 31, 2004. The results of operations and cash flows for interim periods are not necessarily indicative of results for a full year.

(1) Summary of Significant Accounting Policies

(a) Organization and Nature of Business

Cargill Fertilizer Businesses (the Company) are comprised of wholly and majority owned subsidiaries of Cargill, Inc. (Cargill), divisions of Cargill, Inc. and subsidiaries, and investments accounted for by the equity method. The company is organized into the following four business units, which are engaged in phosphate production and the blending and global distribution of fertilizer products:

Cargill Phosphate Production operates mines and processing plants in Florida, which produce phosphate fertilizer and feed phosphate.

Cargill Fertilizantes, SA, is a leading producer and distributor of bulk and bag blended fertilizers in Brazil. It has blending plants that produce blended fertilizer and feed phosphate, a plant that granulates single super phosphate, and a port terminal. It also is a minority owner of Fertifos/Fosfertil, which operates phosphate and nitrogen chemical plants in Brazil.

Saskferco is a 50% owned joint venture between the Company and Crown Investments Corporation of Saskatchewan accounted for by the equity method, and is located in Saskatchewan, Canada. It produces granular urea and anhydrous ammonia for shipment to nitrogen fertilizer customers in western Canada and the northern tier of the United States.

Cargill Crop Nutrition markets fertilizer products and services to wholesalers, cooperatives, independent retailers and agents and other agricultural customers that, in turn, market these products and services to agricultural producers around the world. It operates fertilizer blending and bagging facilities, port terminals and warehouses in eight countries, and maintains a sales presence in six more countries in North and South America, Europe and Asia.

(b) Statement Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting. These financial statements do not necessarily reflect the financial position and results of operations of the Company in the future or what the financial position and results of operations would have been had the Company been an independent entity during the periods presented. Certain costs are charged to the Company by Cargill, Inc. and subsidiaries and are generally based on proportional allocations and in certain circumstances based on specific identification of applicable costs which management believes is reasonable.

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(c) Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Cargill Fertilizer Businesses. Investments in companies where the Company does not have control, but has the ability to exercise significant influence (generally 20-50% ownership), are accounted for by the equity method. Other investments where the Company is unable to exercise significant influence over operating and financial decisions are accounted for at cost.

(d) Revenue Recognition

Revenue is recognized upon the transfer of title to the customer, which is generally at the time the product is shipped. For certain export shipments, transfer of title occurs outside the United States. Shipping and handling costs are included as a component of cost of sales.

(e) Income Taxes

Cargill, Incorporated and substantially all of its domestic subsidiaries are members of a group which files a consolidated federal income tax return. Federal income taxes or tax benefits are allocated to each company on the basis of its individual taxable income or loss and tax credits included in the return. Deferred income taxes are recognized for temporary differences between income for financial reporting purposes and income for tax purposes. A valuation allowance is recognized against any portion of deferred tax assets when realization of the deferred tax asset is not considered more likely than not.

(f) Foreign Currency Translation

Gains and losses resulting from translating the financial statements of foreign subsidiaries, whose functional currency is the local currency, at the current rate are included directly in other comprehensive income. Translation gains and losses of foreign subsidiaries where the U.S. dollar is the functional currency are included in net earnings currently.

(g) Cash and Cash Equivalents

Cash equivalents consist of short-term, highly liquid investments with original maturities of 90 days or less.

(h) Short-Term Investments

Short-term investments include highly liquid investments with original maturities greater than 90 days, but less than one year.

(i) Inventories

Inventories are stated at the lower of cost or market. Cost includes materials and production labor and overhead, and is determined on a last-in, first-out (LIFO) basis for the Phosphate Production business unit and the weighted average cost basis for the remaining business units.

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(j) Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depletion expenses for mining operations, including mineral reserves, are determined using the units-of-production method based on estimates of recoverable reserves. Repairs and maintenance costs are expensed when incurred. Depreciation is computed principally using the straight-line method over the following useful lives:

Buildings	8–40 years
Machinery and equipment	4–20 years
Land improvements	12–40 years

(k) Recoverability of Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets when events and circumstances indicate the carrying value may not be recoverable. Once an indication of a potential impairment exists, recoverability of the respective assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount of such operation. If the carrying value is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds fair value.

(l) Environmental Costs

Provisions for estimated costs are recorded when environmental remedial efforts are probable and the costs can be reasonably estimated. In determining the provisions, the Company uses the most current information available, including similar past experiences, available technology, regulations in effect, the timing of remediation and cost-sharing arrangements.

(m) Accounting Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(n) Derivative and Hedging Activities

The Company utilizes various types of derivative products (principally options, futures and currency swaps) to hedge currency and raw material cost risks arising from certain of its assets and liabilities. The Company recognizes all derivative instruments in the balance sheet at fair value, with changes in such fair values recognized immediately in earnings unless specific hedging criteria are met. Effective changes in the fair value of derivatives designated as cash flow hedges are recorded in accumulated other comprehensive income. Amounts are reclassified from accumulated other comprehensive income when the underlying hedged item impacts net earnings and all ineffective changes in fair value are recorded currently in net earnings.

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(2) Inventories

The components of inventories are as follows:

	August 31, 2004	May 31, 2004
	(in thousands)
Raw materials	$191,107	$147,363
Work in process	22,106	23,085
Finished goods	127,109	136,390
Spare parts	35,328	34,144
Supplies	2,521	2,508

Total	$378,171	$343,490

(3) Segment Information

The Company has four reportable business segments described in Note 1 that are engaged in phosphate production and the blending and global distribution of fertilizer products. These business segments are differentiated by their products and the customers that they serve. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Inter-segment net sales are made under terms that approximate market value.

	Three months Ended August 31, 2004
	Phosphate	Brazil	Saskferco	Crop Nutrition	Elimination	Total
	(in thousands)
Net Sales – third party	$296,399	$197,000	—	$231,376	—	$724,775
Inter – segment sales	63,182	—	—	5,429	(68,611)	—
Gross profit	26,860	29,508	—	19,357	(279)	75,446
Total assets	1,123,056	505,725	106,217	320,280	(38,110)	2,017,168
Depreciation and amortization	20,197	1,745		1,175		23,117
Equity in earnings	2,460	9,207	2,800	5	—	14,472

	Three months Ended August 31, 2003
	Phosphate	Brazil	Saskferco	Crop Nutrition	Elimination	Total
	(in thousands)
Net Sales – third party	$203,720	$150,653	—	$193,059	—	547,432
Inter – segment sales	78,239	—	—	7,727	(85,966)	—
Gross profit	4,937	13,621	—	15,297	(6)	33,849
Total assets	976,182	367,871	89,432	263,301	(22,147)	1,674,639
Depreciation and amortization	19,907	1,541		1,144		22,592
Equity in earnings (losses)	1,239	5,203	(1,333)	(30)	—	5,079

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Financial information relating to the Company’s operations by geographic area was as follows:

	Three months ended August 31,
	2004	2003
	(In thousands)
Net sales (a)
United States	$329,916	$234,201
Brazil	197,000	150,653
Other	197,859	162,578

Consolidated	$724,775	$547,432

	August 31, 2004	May 31, 2004
Long-lived assets
United States	$842,757	$829,507
Brazil	261,338	225,703
Other	151,721	146,800

Consolidated	$1,255,816	$1,202,010

(4) Marketing Agreement

The Company and Lifosa A.B. in Lithuania mutually agreed to terminate a marketing agreement effective July 2004. Under this agreement, the Crop Nutrition segment had previously marketed exported phosphate products produced by Lifosa in Lithuania. The Company received an early termination fee of $6.0 million in May 2004 since the agreement was originally scheduled to expire in August 2008. Certain contract termination provisions were not completed until the first quarter of the year ended May 31, 2005; therefore, income was recognized and included in other operating income on the consolidated statement of operations in fiscal 2005 related to the early termination. The after-tax gain on this contract termination of approximately $3.9 million was recognized in the three month period ended August 31, 2004.

(5) Condensed Consolidated Financial Statements

In conjunction with certain proposed amendments to the Indentures governing certain debt securities of Mosaic Global Holdings Inc. (formerly known as IMC Global Inc.) (IMC), The Mosaic Company (Mosaic), Mosaic Fertilizer, LLC and Mosaic Crop Nutrition, LLC (Mosaic Crop Nutrition) will become full and unconditional guarantors of the amended debt securities of IMC.

Prior to May 31, 2004, Cargill Fertilizer, Inc., a Delaware corporation and wholly-owned subsidiary of Cargill, Incorporated (Cargill), was a separate legal entity included in the Cargill Fertilizer Businesses and was primarily composed of Cargill’s phosphate production operations in Florida. Effective June 1, 2004, in anticipation of the then pending combination between Cargill’s crop nutrition business units and IMC, substantially all of the assets and liabilities of Cargill Fertilizer, Inc. were transferred and conveyed to Mosaic Fertilizer, LLC, a Delaware limited liability company and a then wholly-owned subsidiary of Cargill Fertilizer, Inc.

Prior to May 31, 2004, Cargill U.S. Crop Nutrition, a division of Cargill (United States Distribution), was comprised of a U.S. wholesale fertilizer distribution business. Effective June 1, 2004, in

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

anticipation of the then pending combination between Cargill’s crop nutrition business units and IMC, substantially all of the assets and liabilities of United States Distribution were transferred and conveyed to Mosaic Crop Nutrition, a Delaware limited liability company and a then wholly-owned subsidiary of Cargill.

On the closing of the Cargill merger, Mosaic Fertilizer, LLC and Mosaic Crop Nutrition, LLC were contributed to Mosaic by Cargill Fertilizer, Inc. and Cargill, respectively.

The following tables present condensed consolidating financial information for Cargill Fertilizer, Inc. and United States Distribution, individually and on a combined basis, as well as the non-guarantor entities of the Cargill Fertilizer Businesses. Condensed consolidating financial information is presented for Cargill Fertilizer, Inc., rather than for Mosaic Fertilizer, LLC, and for United States Distribution, rather than Mosaic Crop Nutrition, as planned full and unconditional guarantors of certain IMC debt, to conform to the earlier presentation of such financial information for the years ended May 31, 2004 and 2003 notwithstanding the fact that the transfer of assets described above were effective as of June 1, 2004. As part of the Cargill transactions, the net financing liability to Cargill was not transferred to Mosaic. The balance sheet line items entitled Cash Management Account with Cargill, Inc. and Due to Cargill, Inc. and affiliates (both current and long-term) will not be part of the new combined entity. The related statement of operations line item entitled Interest on debt with Cargill, Inc. and affiliates represents the interest expense (income) on the balances due to/(from) Cargill.

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Balance Sheet

	As of August 31, 2004
	Guarantor Entities			Total Non-Guarantor Entities	Eliminations	Consolidated
	Cargill Fertilizer Inc.	United States Distribution	Total
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	1	1	22,841	—	22,842
Cash management account with Cargill, Inc.	348,753	—	348,753	—	(348,753)	—
Accounts receivable less allowance of $5,544	60,054	31,496	91,550	191,474	—	283,024
Trade accounts receivable due from Cargill, Inc. and affiliates	38,137	3,926	42,063	11,258	(38,110)	15,211
Inventories	151,035	12,584	163,619	214,552	—	378,171
Vendor prepayments	—	7,138	7,138	18,213	—	25,351
Other current assets	31,947	1,440	33,387	3,366	—	36,753

TOTAL CURRENT ASSETS	629,926	56,585	686,511	461,704	(386,863)	761,352
OTHER ASSETS
Investments in nonconsolidated companies	1,576	2,028	3,604	263,388	—	266,992
Note receivable from Saskferco	—	—	—	42,568	—	42,568
Other	11,594	—	11,594	20,411	—	32,005
PROPERTY
Property, plant and equipment	1,353,222	35,469	1,388,691	159,620	—	1,548,311
Construction in progress	138,307	2,002	140,309	12,451	—	152,760

	1,491,529	37,471	1,529,000	172,071	—	1,701,071
Less accumulated depreciation and amortization	720,386	21,077	741,463	45,357	—	786,820

NET PROPERTY	771,143	16,394	787,537	126,714	—	914,251

TOTAL ASSETS	$1,414,239	75,007	1,489,246	914,785	(386,863)	2,017,168

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$2	—	2	7,291	—	7,293
Accounts payable	41,803	6,855	48,658	84,527	—	133,185
Trade accounts payable due to Cargill, Inc. and affiliates	10,156	31,343	41,499	43,758	(38,110)	47,147
Customer prepayments	9,303	10,075	19,378	38,958	—	58,336
Accrued expenses	48,076	2,606	50,682	31,314	—	81,996
Accrued income taxes	8,136	—	8,136	8,974	—	17,110
Due to Cargill, Inc. and affiliates	—	(1,278)	(1,278)	549,038	(348,753)	199,007

TOTAL CURRENT LIABILITIES	117,476	49,601	167,077	763,860	(386,863)	544,074
OTHER LIABILITIES
Long-term debt	13,805	—	13,805	20,018	—	33,823
Due to Cargill, Inc. and affiliates	—	10,000	10,000	295,322	—	305,322
Deferred income taxes	61,138	1,406	62,544	30,493	—	93,037
Deferred asset retirement obligations	97,581	—	97,581	—	—	97,581
Other deferred liabilities	16,258	37	16,295	27,325	—	43,620

TOTAL LIABILITIES	306,258	61,044	367,302	1,137,018	(386,863)	1,117,457
MINORITY INTERESTS IN SUBSIDIARIES	—		—	9,201	—	9,201
STOCKHOLDER'S EQUITY
Equity	1,107,981	13,963	1,121,944	(136,829)	—	985,115
Accumulated other comprehensive income	—	—	—	(94,605)	—	(94,605)

TOTAL STOCKHOLDER'S EQUITY	1,107,981	13,963	1,121,944	(231,434)	—	890,510

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,414,239	75,007	1,489,246	914,785	(386,863)	2,017,168

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Balance Sheet

	As of May 31, 2004
	Guarantor Entities			Total Non- Guarantor Entities	Eliminations	Consolidated
	Cargill Fertilizer Inc.	United States Distribution	Total
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	1	1	10,069	—	10,070
Cash management account with Cargill, Inc.	344,628	—	344,628	—	(344,628)	—
Short-term investments	—	—	—	121	—	121
Accounts receivable less allowance of $5,785	42,772	31,596	74,368	125,036	—	199,404
Trade accounts receivable due from Cargill, Inc. and affiliates	26,464	4,986	31,450	22,589	(21,137)	32,902
Inventories	188,683	9,342	198,025	145,465	—	343,490
Vendor prepayments	551	848	1,399	27,343	—	28,742
Other current assets	33,547	1,411	34,958	4,284	—	39,242

TOTAL CURRENT ASSETS	636,645	48,184	684,829	334,907	(365,765)	653,971
OTHER ASSETS
Investments in nonconsolidated companies	1,602	2,207	3,809	255,314	—	259,123
Note receivable from Saskferco	—	—	—	27,216	—	27,216
Other	10,893	—	10,893	12,641	—	23,534
PROPERTY
Property, plant and equipment!	1,308,475	35,509	1,343,984	151,717	—	1,495,701
Construction in progress	150,428	1,654	152,082	7,850	—	159,932

	1,458,903	37,163	1,496,066	159,567	—	1,655,633
Less accumulated depreciation and amortization	701,301	20,741	722,042	41,454	—	763,496

NET PROPERTY	757,602	16,422	774,024	118,113	—	892,137

TOTAL ASSETS	$1,406,742	66,813	1,473,555	748,191	(365,765)	1,855,981

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$2	—	2	9,754	—	9,756
Accounts payable	55,824	8,014	63,838	26,926	—	90,764
Trade accounts payable due to Cargill, Inc. and affiliates	8,077	19,014	27,091	14,589	(21,137)	20,543
Customer prepayments	321	4,761	5,082	21,392	—	26,474
Accrued expenses	48,769	6,335	55,104	25,396	—	80,500
Accrued income taxes	17,097	—	17,097	4,974	—	22,071
Due to Cargill, Inc. and affiliates	—	2,301	2,301	545,242	(344,628)	202,915

TOTAL CURRENT LIABILITIES	130,090	40,425	170,515	648,273	(365,765)	453,023
OTHER LIABILITIES
Long-term debt	13,805	—	13,805	18,819	—	32,624
Due to Cargill, Inc. and affiliates	—	10,000	10,000	296,581	—	306,581
Deferred income taxes	61,138	1,406	62,544	22,227	—	84,771
Deferred asset retirement obligations	98,177	—	98,177	—	—	98,177
Other deferred liabilities	16,075	—	16,075	24,083	—	40,158

TOTAL LIABILITIES	319,285	51,831	371,116	1,009,983	(365,765)	1,015,334
MINORITY INTERESTS IN SUBSIDIARIES	—	—	—	7,639	—	7,639
STOCKHOLDER'S EQUITY
Equity	1,087,457	14,982	1,102,439	(155,653)	—	946,786
Accumulated other comprehensive income	—	—	—	(113,778)	—	(113,778)

TOTAL STOCKHOLDER'S EQUITY	1,087,457	14,982	1,102,439	(269,431)	—	833,008

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,406,742	66,813	1,473,555	748,191	(365,765)	1,855,981

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Operations

	For the three months ended August 31, 2004
	Guarantor Entities			Total Non-Guarantor Entities	Eliminations	Consolidated
	Cargill Fertilizer Inc.	United States Distribution	Total
	(in thousands)
Net sales	$359,005	47,163	406,168	387,218	(68,611)	724,775
Cost of sales	332,080	42,832	374,912	342,749	(68,332)	649,329

Gross profit	26,925	4,331	31,256	44,469	(279)	75,446
Selling, general and administrative expenses	5,329	5,700	11,029	20,176	(212)	30,993
Loss on sale of assets	30	—	30	202	—	232
Other operating income	—	—	—	(6,000)	—	(6,000)

Operating earnings (loss)	21,566	(1,369)	20,197	30,091	(67)	50,221
Interest on external debt	740	—	740	1,868	—	2,608
Interest on debt with Cargill, Inc. and affiliates	(1,261)	162	(1,099)	6,159	(67)	4,993
Foreign currency losses	—	—	—	1,601	—	1,601
Other expense (income), net	150	—	150	(468)	—	(318)

Earnings (loss) from consolidated companies before income taxes	21,937	(1,531)	20,406	20,931	—	41,337
Income tax expense (benefit)	(2,358)	(558)	(2,916)	14,138	—	11,222

Net earnings (loss) from consolidated companies	24,295	(973)	23,322	6,793	—	30,115
Add (deduct) equity in net earnings (losses) of nonconsolidated companies	(26)	(50)	(76)	14,548	—	14,472
Deduct minority interests in net earnings of consolidated companies	—	—	—	(1,205)	—	(1,205)

NET EARNINGS (LOSS)	$24,269	(1,023)	23,246	20,136	—	43,382

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Operations

	For the three months ended August 31, 2003
	Guarantor Entities			Total Non-Guarantor Entities	Eliminations	Consolidated
	Cargill Fertilizer Inc.	United States Distribution	Total

	(in thousands)
Net sales	$285,428	45,603	331,031	302,367	(85,966)	547,432
Cost of sales	280,180	40,882	321,062	278,481	(85,960)	513,583

Gross profit	5,248	4,721	9,969	23,886	(6)	33,849
Selling, general and administrative expenses	4,625	3,925	8,550	13,317	—	21,867
Gain on sale of assets	(7)	(41)	(48)	(188)	—	(236)

Operating earnings	630	837	1,467	10,757	(6)	12,218
Interest on external debt	190	—	190	2,043	—	2,233
Interest on debt with Cargill, Inc. and affiliates	(969)	143	(826)	6,877	(6)	6,045
Foreign currency losses	—	—	—	86	—	86
Other expense (income), net	172	(1,049)	(877)	(117)	—	(994)

Earnings from consolidated companies before income taxes	1,237	1,743	2,980	1,868	—	4,848
Income tax expense (benefit)	712	635	1,347	(487)	—	860

Net earnings from consolidated companies	525	1,108	1,633	2,355	—	3,988
Add (deduct) equity in net earnings (losses) of nonconsolidated companies	(10)	(26)	(36)	5,115	—	5,079
Deduct minority interests in net earnings of consolidated companies	—	—	—	(839)	—	(839)

NET EARNINGS	$515	1,082	1,597	6,631	—	8,228

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Cash Flows

	For the Three Months Ended August 31, 2004
	Guarantor Entities			Total Non-Guarantor Entities	Eliminations	Consolidated
	Cargill Fertilizer Inc.	United States Distribution	Total
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$24,269	(1,023)	23,246	20,136	—	43,382
Minority interests in net earnings of consolidated companies	—	—	—	1,205	—	1,205
Noncash items included in earnings:
Equity in net earnings of nonconsolidated companies, net of dividends	17	150	167	3,201	—	3,368
Depreciation and amortization of property	19,823	375	20,198	2,919	—	23,117
Provision (recoveries) for losses on accounts receivable	—	3	3	(244)	—	(241)
Deferred income taxes	—	—	—	5,868	—	5,868
Changes in current assets and liabilities, excluding effect of acquisitions:
Decrease (increase) in accounts receivable	(17,282)	97	(17,185)	(66,194)	—	(83,379)
Decrease (increase) decrease in trade receivable/payable with Cargill, Inc. and affiliates	(9,594)	13,389	3,795	40,500	—	44,295
(Increase) decrease in inventories	37,648	(3,242)	34,406	(69,087)	—	(34,681)
Increase (decrease) in accounts payable and accrued expenses	(14,714)	(4,888)	(19,602)	60,818	—	41,216
Increase (decrease) in accrued income taxes	(8,961)	—	(8,961)	4,000	—	(4,961)
Decrease (increase) in other current assets and liabilities	11,133	(1,005)	10,128	25,559	—	35,687
Increase in deferred asset retirement obligations	(596)	—	(596)	—	—	(596)
Other, net	(518)	37	(481)	7,715	—	7,234

Net cash provided by operating activities, excluding effect of acquisitions	41,225	3,893	45,118	36,396	—	81,514

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property	(33,439)	(347)	(33,786)	(5,126)	—	(38,912)
Investment in note of Saskferco	—	—	—	(15,352)	—	(15,352)
Net proceeds from property and business disposals	74	—	74	417	—	491
Other, net	10	29	39	(2,041)	—	(2,002)

Net cash used by investing activities	(33,355)	(318)	(33,673)	(22,102)	—	(55,775)

CASH FLOWS FROM FINANCING ACTIVITIES				—
Net proceeds from (payments on) due to Cargill, Inc. and affiliates	(4,125)	(3,579)	(7,704)	2,537	—	(5,167)
Payments on long-term debt	—	—	—	(4,122)	—	(4,122)
Proceeds from long-term debt	—	—	—	724	—	724
Net contributions from Cargill, Inc.	(3,745)	4	(3,741)	(1,312)	—	(5,053)
Other, net	—	—	—	651	—	651

Net cash used by financing activities	(7,870)	(3,575)	(11,445)	(1,522)	—	(12,967)

INCREASE IN CASH AND CASH EQUIVALENTS	—	—	—	12,772	—	12,772
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—	1	1	10,069	—	10,070

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	1	1	22,841	—	22,842

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Cash Flows

	For the Three Months Ended August 31, 2003
	Guarantor Entities			Total Non-Guarantor Entities	Eliminations	Consolidated
	Cargill Fertilizer Inc.	United States Distribution	Total
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$515	1,082	1,597	6,631	—	8,228
Minority interests in net earnings of consolidated companies	—	—	—	839	—	839
Noncash items included in earnings:
Equity in net earnings of nonconsolidated companies, net of dividends	10	26	36	1,149	—	1,185
Depreciation and amortization of property	19,576	356	19,932	2,660	—	22,592
Provision (recoveries) for losses on accounts receivable	—	1	1	(592)	—	(591)
Deferred income taxes	—	702	702	452	—	1,154
Changes in current assets and liabilities, excluding effect of acquisitions:
Increase in accounts receivable	(19,724)	(13,872)	(33,596)	(33,564)	—	(67,160)
(Increase) decrease in trade receivable/payable with Cargill, Inc. and affiliates	(10,284)	9,483	(801)	(2,427)	—	(3,228)
Decrease (increase) in inventories	25,894	(7,384)	18,510	(32,420)	—	(13,910)
Increase (decrease) in accounts payable and accrued expenses	(3,588)	2,112	(1,476)	17,188	—	15,712
Increase in accrued income taxes	694	—	694	269	—	963
Decrease in other current assets and liabilities	9,129	58	9,187	57,100	—	66,287
Increase in deferred asset retirement obligations	1,264	—	1,264	—	—	1,264
Other, net	235	(65)	170	1,187	—	1,357

Net cash provided (used) by operating activities, excluding effect of acquisitions	23,721	(7,501)	16,220	18,472	—	34,692

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property	(17,043)	(120)	(17,163)	(1,660)	—	(18,823)
Investments in businesses acquired	—	—	—	(13,164)	—	(13,164)
Investments in nonconsolidated companies	(82)	—	(82)	—	—	(82)
Net proceeds from property and business disposals	6	—	6	199	—	205
Other, net	5	—	5	(595)	—	(590)

Net cash used by investing activities	(17,114)	(120)	(17,234)	(15,220)	—	(32,454)

CASH FLOWS FROM FINANCING ACTIVITIES				—
Net proceeds from (payments on) due to Cargill, Inc. and affiliates	(8,590)	6,535	(2,055)	3,214	—	1,159
Payments on long-term debt	—	—	—	(1,067)	—	(1,067)
Proceeds from long-term debt	—	—	—	2,022	—	2,022
Net contributions from Cargill, Inc.	1,983	1,086	3,069	(828)	—	2,241
Other, net	—	—	—	565	—	565

Net cash provided (used) by financing activities	(6,607)	7,621	1,014	3,906	—	4,920

INCREASE IN CASH AND CASH EQUIVALENTS	—	—	—	7,158	—	7,158
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—	1	1	7,780	—	7,781

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	1	1	14,938	—	14,939

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(5) Guarantees

The Company issued guarantees to financial institutions in Brazil related to amounts owed the institutions by certain of its customers. The terms of the guarantees are approximately equal to the terms of the related financing arrangements. In the event that the customers default on their payments to the institutions and the Company would be required to perform under the guarantees, the Company has obtained collateral from the customers. As of August 31, 2004, the maximum potential future payment under the guarantees was $41.8 million.

(6) Subsequent Events

On October 22, 2004, pursuant to the Agreement and Plan of Merger and Contribution dated as of January 26, 2004, by and among IMC Global Inc. (now known as Mosaic Global Holdings Inc.), Global Nutrition Solutions, Inc. (now known as The Mosaic Company) (“Mosaic”), GNS Acquisition Corp., Cargill, Incorporated (“Cargill”) and Cargill Fertilizer, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, and as subsequently amended by Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004 (the “Merger and Contribution Agreement”), (i) GNS Acquisition Corp., a wholly owned subsidiary of Mosaic, merged with and into IMC (the “Merger”), with IMC surviving the Merger and (ii) Cargill and certain of its affiliates (the “Cargill Contributing Corporations”) contributed equity interests in certain entities owning all or substantially all of Cargill’s fertilizer businesses (the “Contribution” and, together with the Merger, the “Cargill Transactions”). At the effective time of the Merger, IMC’s corporate name was changed from IMC Global Inc. to Mosaic Global Holdings Inc.

Pursuant to the Merger, each outstanding share of IMC’s common stock, par value $1.00 per share, was converted into and became the right to receive one share of common stock, par value $.01 per share, of Mosaic (“Mosaic Common Stock”). In addition, in the Merger each outstanding share of IMC’s 7.50% Mandatory Convertible Preferred Shares, par value $1.00 per share, was converted into and became the right to receive one share of Mosaic’s 7.50% Mandatory Convertible Preferred Shares, par value $.01 per share. As consideration for the Contribution, the Cargill Contributing Corporations received shares of Mosaic Common Stock representing approximately 66.5% of the outstanding shares of Mosaic Common Stock (after giving effect to the Cargill Transactions), in addition to 5,458,955 shares of Mosaic’s Class B common stock, par value $.01 per share. Immediately following the consummation of the Cargill Transactions, the former holders of IMC’s Common Stock owned approximately 33.5% of the outstanding shares of Mosaic Common Stock.

In connection with the execution of the Merger and Contribution Agreement, Cargill and Mosaic also entered into an Investor Rights Agreement, dated as of January 26, 2004 (the “Investor Rights Agreement”), which was amended on October 22, 2004 to add as parties thereto the Cargill Contributing Corporations other than Cargill. The Investor Rights Agreement provides for, among other things, Cargill and IMC to designate seven and four director nominees, respectively, with respect to each election of Mosaic’s board of directors during the four-year period following completion of the Cargill Transactions.

The Cargill Fertilizer Businesses suffered property damage during Hurricanes Charley, Frances and Jeanne in August and September 2004. In particular, on September 5, 2004, a breach of the active phosphogypsum stack at Mosaic’s Riverview facility occurred due to excessive winds from Hurricane Frances, resulting in approximately 65 million gallons of partially-treated fertilizer process water being released into nearby Archie Creek. In addition, the recent hurricanes resulted in lost

Cargill Fertilizer Businesses

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

production at Mosaic and IMC of approximately 182,000 and 140,000 tons, respectively, of granulated product (DAP/MAP/TSP/MicroEssentials), as well as expenses relating to the handling and treatment of water resulting from massive rainfall that resulted in raised water levels in certain gypsum stacks and water retention ponds. The release described above could result in potential enforcement actions from governmental authorities, claims from private parties and future regulatory challenges. Within several days following the impact of Hurricane Frances, the phosphogypsum stack was repaired and Mosaic’s Riverview facility is expected to be able to operate at full capacity without ongoing effects resulting from this hurricane. Although Mosaic does not expect that this release will be material to the ongoing operations of the Cargill Fertilizer Businesses, it may affect future regulatory and permitting requirements for Mosaic.

These hurricanes are also expected to affect the Cargill Fertilizer Businesses’ results of operations for the second quarter of 2004 due in part to an anticipated decrease in revenue as a result of lost production and in part to charges associated with certain water treatment, repair and related cleanup efforts. In particular, the Cargill Fertilizer Businesses’ second quarter results will include an estimated loss due to the impact from these hurricanes that resulted in lost production of the approximately 182,000 tons of granulated product (DAP/MAP/MicroEssentials) described above. The second quarter results also include a charge for the handling and treatment of water resulting from excessive rainfall from the hurricanes, as described above. While Mosaic’s assessment of the total costs of such water handling is ongoing, the current estimated cost is approximately $7 million.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Fertifos Administração e Participação S.A. and Subsidiaries

São Paulo—SP—Brazil

1. We have audited the accompanying consolidated balance sheets of Fertifos Administração e Participação S.A. (the “Company”) and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2003, all expressed in United States dollars. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

2. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3. The accompanying financial statements have been translated from Brazilian reais into United States dollars in accordance with the standards set forth in Statement of Financial Accounting Standards No. 52, for the purposes of consolidation and the equity method of accounting by the Company’s investors.

4. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Fertifos Administração e Participação S.A. and Subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

5. As discussed in Note 2 to the accompanying consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for scheduled maintenance costs. In addition, as also discussed in Note 2 to the accompanying consolidated financial statements, effective January 1, 2003, the Company adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations.”

/s/ Deloitte Touche Tohmatsu

Auditores Independentes

São Paulo, Brazil

June 2, 2004

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars)

	At December 31
	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	192,388	152,390
Marketable securities	10,926	11,112
Trade accounts receivable (including related parties, $1,007 in 2003 and $1,306 in 2002)	20,531	15,059
Inventories (Note 5)	62,044	43,465
Recoverable taxes (Note 6)	1,794	2,270
Other current assets	4,151	2,637

Total current assets	291,834	226,933

PROPERTY, PLANT AND EQUIPMENT, NET (Note 7)	254,296	205,798

OTHER ASSETS
Deferred income taxes (Note 9)	21,179	11,636
Recoverable taxes (Note 6)	24,071	16,347
Other noncurrent assets (Note 8)	54,815	34,837

Total other assets	100,065	62,820

TOTAL ASSETS	646,195	495,551

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars)

	At December 31
	2003	2002
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term debt (Note 10)	2,605	2,934
Current portion of long-term debt (Note 11)	56,433	37,571
Trade accounts payable	79,777	37,080
Accrued payroll and wages	16,327	10,446
Income taxes payable	13,573	7,668
Other current liabilities (including related parties, $4,772 in 2003 and $3,410 in 2002)	18,019	8,878

Total current liabilities	186,734	104,577

LONG-TERM LIABILITIES
Long-term debt (Note 11)	135,323	156,439
Accrual for pension liability (Note 14)	8,365	8,533
Accrual for claims and lawsuits (Note 16)	43,514	26,546
Other long-term liabilities	4,602	—

Total long-term liabilities	191,804	191,518

MINORITY INTEREST	116,347	89,241

SHAREHOLDERS’ EQUITY
Common stock, no par value, 19,129,409,453 authorized and outstanding shares	122,857	122,857
Legal reserve	17,634	14,714
Retained earnings	91,834	77,500
Accumulated other comprehensive loss	(81,015)	(104,856)

Total shareholders’ equity	151,310	110,215

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	646,195	495,551

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Expressed in thousands of United States dollars)

	Year ended December 31,
	2003	2002	2001
NET SALES (including related parties, $329,740 in 2003, $243,381 in 2002 and $247,554 in 2001)	630,533	477,878	484,620
COST OF SALES	(447,345)	(290,790)	(335,398)

Gross profit	183,188	187,088	149,222
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(43,657)	(30,916)	(36,799)

Operating income	139,531	156,172	112,423

NONOPERATING INCOME (EXPENSES)
Interest income	34,106	18,745	12,799
Interest expense	(25,235)	(40,026)	(34,643)
Foreign exchange	(8,058)	(14,930)	(32,050)
Other, net	478	3,802	(328)

Nonoperating income (expenses), net	1,291	(32,409)	(54,222)

INCOME BEFORE INCOME TAX AND MINORITY INTEREST	140,822	123,763	58,201
Income tax expense (Note 9)	(39,448)	(36,791)	(16,335)

INCOME BEFORE MINORITY INTEREST AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	101,374	86,972	41,866
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of tax of $416 in 2003 and $4,683 in 2002)	(807)	(9,092)	—
Minority interest	(44,900)	(37,394)	(22,235)

NET INCOME	55,667	40,486	19,631

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Expressed in thousands of United States dollars)

	Year Ended December 31,
	2003	2002	2001
NET INCOME	55,667	40,486	19,631
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	23,841	(44,615)	(16,838)

COMPREHENSIVE INCOME (LOSS)	79,508	(4,129)	2,793

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in thousands of United States dollars)

	Common stock and additional paid-in capital	Legal reserve	Retained earnings	Accumulated other comprehensive loss	Total
BALANCES JANUARY 1, 2001	121,776	11,673	33,025	(43,403)	123,071
Net income	—	—	19,631	—	19,631
Transfer to legal reserve	—	1,152	(1,152)	—	—
Net translation adjustment	—	—	—	(16,838)	(16,838)

BALANCES DECEMBER 31, 2001	121,776	12,825	51,504	(60,241)	125,864
Net income	—	—	40,486	—	40,486
Transfer to legal reserve	—	1,889	(1,889)	—	—
Dividends	—	—	(11,353)	—	(11,353)
Net translation adjustment	—	—	—	(44,615)	(44,615)
Repurchased under stock repurchase plan	—	—	(167)	—	(167)
Capital increase	1,081	—	(1,081)	—	—

BALANCES DECEMBER 31, 2002	122,857	14,714	77,500	(104,856)	110,215
Net income	—	—	55,667	—	55,667
Transfer to legal reserve	—	2,920	(2,920)	—	—
Dividends	—	—	(38,413)	—	(38,413)
Net translation adjustment	—	—	—	23,841	23,841

BALANCES DECEMBER 31, 2003	122,857	17,634	91,834	(81,015)	151,310

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in thousands of United States dollars)

	Year Ended December 31,
	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	55,667	40,486	19,631
ADJUSTMENTS TO CASH PROVIDED BY OPERATIONS
Unrealized foreign exchange	(12,564)	32,012	18,621
Monetary variation of debt	9,173	31,423	40,424
Depreciation and amortization	28,709	25,980	32,201
Cumulative effect of accounting change	807	9,092	—
Gain on sale of investments	—	(4,572)	—
Write-off of property, plant and equipment	982	538	—
Deferred income taxes	(6,195)	4,998	(4,348)
Minority interest participation	44,900	37,394	22,235
CHANGES IN OPERATING ASSETS AND LIABILITIES
Marketable securities	2,500	(8,142)	47,301
Trade accounts receivable	(1,985)	(7,119)	(1,529)
Inventories	(8,444)	(7,198)	10,709
Recoverable taxes	3,581	6,919	(22,933)
Other assets	(13,926)	(171)	(13,975)
Trade accounts payable	32,328	13,239	(18,662)
Income taxes payable	3,939	(7,696)	7,508
Accrued payroll and wages	3,335	1,879	2,816
Other liabilities	18,753	834	17,934

Net cash provided by operating activities	161,560	169,896	157,933

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(29,066)	(30,733)	(58,724)
Sale of investment	—	9,592	—
Acquisition of minority interests	—	—	(23,919)

Net cash used in investing activities	(29,066)	(21,141)	(82,643)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) of short-term debt	(531)	(100)	(37,065)
Proceeds from long-term debt	1,644	27,612	36,991
Repayments of long-term debt	(37,345)	(34,038)	(48,817)
Dividends paid to shareholders	(38,413)	(11,353)	—
Dividends paid to minority interests in subsidiaries	(36,099)	(167)	(13,364)

Net cash used in financing activities	(110,744)	(18,046)	(62,255)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	18,248	(52,932)	(20,863)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	39,998	77,777	(7,828)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	152,390	74,613	82,441

CASH AND CASH EQUIVALENTS, END OF YEAR	192,388	152,390	74,613

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for:
Interest	12,502	13,823	19,661
Income taxes	19,499	19,817	17,624

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, unless otherwise stated)

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business—Fertifos Administração e Participação S.A. (“Fertifos” or the “Company”), a privately held company, was formed in 1992 to participate in the Brazilian government auction and privatization of its controlling interest in its phosphate mining resources in Brazil. Fertifos was successful in the privatization, acquiring a controlling interest in Fertilizantes Fosfatados S.A. Fosfertil (“Fosfertil”) and its subsidiary Ultrafertil S.A. (“Ultrafertil”).

Fertifos and subsidiaries are engaged principally in the production of mineral nutrients, including phosphate, which are used in the production of fertilizers, as well as in the manufacture and sale of fertilizers with nitrogen and chemical products and in the operation of its own multiuse port terminal. Fertifos’ operations are located in Brazil.

Basis of Presentation—The accompanying consolidated financial statements include the accounts of the Company’s majority-owned subsidiaries, Fertilizantes Fosfatados S.A. Fosfertil, Ultrafertil S.A. and UF Distribuidora de Combustíveis Ltda. Intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates—The preparation of consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning, among others, the selection of useful lives of property, plant and equipment, provisions necessary for the allowance for doubtful accounts receivable, provisions for contingent liabilities, determination of asset retirement obligations, deferred income tax valuation allowances, and the Company’s pension plan obligations. Actual results may vary from those estimates.

Translation of Foreign Currency Financial Statements—The functional currency of Fertifos and its subsidiaries is the Brazilian real and, as such, amounts included in the statements of income are translated at rates which approximate actual exchange rates at the date of the related transaction. Assets and liabilities are translated at exchange rates in effect as of the date of the balance sheet. The resulting translation adjustments are recorded as a component of accumulated other comprehensive loss, a separate component of shareholders’ equity.

Foreign Currency Transactions—Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses that are reflected in the consolidated statement of income as foreign exchange.

Cash and Cash Equivalents—Cash and cash equivalents include time deposits and readily marketable securities with original maturity dates of three months or less.

Marketable Securities—Investments in marketable securities denominated in United States dollars are classified as trading and are reported at fair value based on quoted market prices with unrealized gains and losses included in nonoperating income. The Company recorded unrealized holding gains of $87, $89, and $28 for the years ended December 31, 2003, 2002 and 2001, respectively, on its portfolio of trading securities.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

Trade Accounts Receivable—Accounts receivable are stated net of an allowance for doubtful accounts, which is recorded in an amount considered by management to be sufficient to absorb probable future losses related to uncollectible accounts. The allowance for doubtful accounts was $2,740 and $2,301 at December 31, 2003 and 2002, respectively.

Derivatives—Fertifos enters into various derivative financial instruments to limit exposure to changes in foreign currency fluctuations and interest rates. The Company does not enter into derivative financial instruments for speculative purposes. Effective January 1, 2001, Fertifos adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 133 and 138, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 133 and No. 138 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. The adoption of SFAS No. 133 did not have a material effect on the Company.

The Company’s derivative instruments are recorded at fair value in the balance sheet based on quoted market prices or based on the present value of discounted cash flows. The Company’s derivative financial instruments have not been designated as accounting hedges under SFAS No. 133 and, as such, changes in the fair value are recognized currently in operations as a part of foreign exchange in the statements of income.

Inventories—Inventories are stated at the lower of weighted average cost or market.

Recoverable Taxes—Recoverable taxes include prepaid and recoverable income and social contribution taxes, as well as value-added taxes paid on the acquisition of raw materials and other services which can be used to offset future similar tax liabilities. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion of the recoverable taxes will not be realized.

Maintenance Programs—Prior to January 1, 2002 expenses for scheduled plant maintenance and related shutdowns were deferred and amortized using the straight-line method over the estimated period of benefit, generally to the date of next scheduled shutdown. Effective January 1, 2002, all related scheduled plant maintenance expenses are expensed as incurred (see Note 2).

Spare Parts—The Company maintains spare parts for its machinery and equipment in quantities deemed sufficient to support operations and maintenance programs. Such quantities are generally in excess of quantities expected to be used or capitalized within one year, given the specialty nature of the parts and their availability. As spare parts are eventually used, they are either capitalized as part of property, plant or equipment and subsequently depreciated over their remaining useful lives, or expensed as part of operating expenses. Based on the nature of these spare parts and historical usage patterns, spare parts destined for eventual capitalization or held in quantities not expected to be utilized within the next year are classified as other noncurrent assets and are subject to impairment analysis along with the Company’s other long-lived assets.

Property, Plant and Equipment—Property, plant and equipment, including mining rights, is stated at cost less accumulated depreciation and amortization. Major renewals and improvements that extend the useful lives of the assets are capitalized, while routine maintenance and repairs are

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

expensed as incurred. Depreciation and amortization is computed using the straight-line method based on the estimated useful lives of assets. Useful lives for property, plant and equipment are as follows:

Estimated useful lives
Buildings	25
Machinery and equipment	4-25
Furniture, fixtures and other	4-10
Mining rights	50

Mining rights are being amortized using the straight-line method over a period of 50 years, which represents the estimated weighted-average remaining life of the Company’s mining properties based on estimated proven and probable mineral reserves. Mining exploration and development costs are expensed as incurred.

Fertifos capitalizes interest on borrowings during the construction period of major capital projects. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life (see Note 7).

Impairment of Long-lived Assets—Effective January 1, 2002, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”. Long-lived assets deemed held for sale are stated at the lower of cost or fair value. Long-lived assets held for use are subject to an impairment assessment if the carrying value is no longer deemed recoverable based upon an analysis of undiscounted future cash flows of the asset, or groups of assets for which the related identifiable cash flows are largely independent of other groups of assets. The amount of the impairment, if any, is the difference between the carrying amount and the fair value of the asset. The adoption of this statement in 2002 did not have a material effect on the Company’s financial position or results of operations.

Income Taxes—The Company provides for income taxes using the liability method under which deferred income taxes are recognized for the estimated future tax effects attributable to temporary differences and carryforwards that result from events that have been recognized either in the financial statements or the income tax returns, but not both. The measurement of current and deferred income tax liabilities and assets is based on provisions of enacted tax laws. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion of the deferred tax assets will not be realized.

Revenue Recognition—Sales of mineral products are recognized when revenue is realized or realizable, and has been earned. Revenue is recognized when risk and title to the product transfer to the customer, which generally occurs at the time the shipment is made. Gross sales are reduced by discounts related to promotional programs and sales taxes to arrive at net sales.

Environmental, Site and Restoration Costs—Expenditures related to ongoing compliance with environmental regulations are charged to expense as incurred. These ongoing programs are designed to minimize the environmental impact of the Company’s activities. Prior to January 1, 2003, liabilities for final site reclamation and restoration costs associated with the Company’s mining properties were recorded when the respective reclamation and restoration strategies were able to be reasonably determined and the related costs reasonably estimated. Effective January 1, 2003, the Company

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations,” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs, including those final site restoration and reclamation costs associated with the Company’s mining rights and operating facilities (see Note 2).

Comprehensive Income (Loss)—The components of comprehensive income include gains and losses on foreign currency translation adjustments, which are reported net of tax.

New Accounting Pronouncements—In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others” (FIN 45). FIN 45 requires additional disclosures by guarantors about obligations under guarantees that it has issued. This statement also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of obligations undertaken in issuing guarantees. The disclosure requirements were effective for financial statements of interim and annual periods ending after December 15, 2002. The initial recognition and initial measurement requirements were applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The adoption of FIN 45 in 2003 did not have a material impact on the Company’s consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46, “An interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (ARB 51).” In December 2003, the FASB revised FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46) and codified certain FASB Staff Positions (FSPs) previously issued for FIN 46 in FASB Interpretation No. 46, Revised (FIN 46R). FIN 46 as originally issued and as revised by FIN46R, establishes consolidation criteria for entities for which control is not easily discernable under ARB 51. The adoption of FIN 46 and FIN 46R in 2003 did not have a material impact on the Company’s consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is applied prospectively and is effective for contracts entered into or modified after June 30, 2003, except for provisions related to SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, and certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist. The adoption of SFAS No. 149 did not have a material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS No.150). SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that a company classify a financial instrument which is within the scope of SFAS No. 150 as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and to certain other instruments that existed prior to May 31, 2003 as of the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company’s consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

Reclassifications—Certain reclassifications have been made to conform the December 31, 2002 and 2001 financial statements to the 2003 presentation, for comparative purposes.

2. CHANGES IN ACCOUNTING PRINCIPLE

Asset Retirement Obligations—Effective January 1, 2003, the Company adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations”, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs, including those site restoration and reclamation costs associated with the Company’s mining rights and operating facilities. The Company’s asset retirement obligations primarily include final site restoration and reclamation costs associated with the Company’s mining rights and operating facilities. In accordance with SFAS No. 143, these asset retirement obligations are recorded at their present value when incurred, with a corresponding amount capitalized as part of property, plant and equipment. The related asset retirement obligations will be accreted to their estimated future values on the estimated date that such obligations will be paid, while the asset will subsequently be depreciated over the remaining estimated useful life.

As a result of the adoption, the Company recorded a charge of $807, net of tax of $416, as a cumulative effect of a change in accounting principle, as follows:

Balance sheet:
Property, plant and equipment (asset, net of accumulated amortization of $131)	637
Deferred tax (asset)	416
Asset retirement obligation (liability)	(1,860)

Cumulative effect of accounting change (net of tax of $416)	(807)

At December 31, 2003, the carrying amount of the asset retirement obligation was $2,108, which is recorded as part of other long-term liabilities. There were no significant changes in the components of the liability during 2003. The associated amount capitalized as part of the Company’s property, plant and equipment, including mining rights, was $726 at December 31, 2003, net of accumulated depreciation and amortization of $161.

Scheduled Plant Maintenance—Prior to January 1, 2002 expenses for scheduled plant maintenance and related shutdowns were deferred and amortized using the straight-line method over the estimated period of benefit, generally to the date of the next scheduled shutdown. Effective January 1, 2002, all related scheduled plant maintenance costs are expended as incurred. The Company believes that the new method better reflects the nature of the expenses and that it is in line with the guidance provided by Emerging Issues Task Force Topic D-88, “Planned Major Maintenance Expense”, and industry practice. As a result of the change, the Company recorded a charge of $9,092, net of tax of $4,683, as a cumulative effect of accounting change related to plant maintenance in 2002.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

The pro forma effects on net income showing retroactive application of the accounting changes are as follows:

	Year Ended December 31
	2003	2002	2001
Net income before minority interest and cumulative effect of accounting change as reported	101,374	86,972	41,866
Adjustment for plant maintenance	—	—	(3,941)
Adjustment for asset retirement obligations	—	(82)	(84)

Pro forma net income before minority interest	101,374	86,890	37,841
Adjusted minority interest	(45,408)	(38,614)	(17,174)

Pro forma net income	55,966	48,276	20,667

3. ACQUISITIONS OF MINORITY INTERESTS

On February 15, 2001, Fertifos acquired 3,602,223,939 shares of common stock of Fosfertil (approximately 3.328%) from an existing minority interest for a total purchase price of $21,294. Fertifos paid $21,294 immediately upon consummation of the transaction and simultaneously entered into a real denominated note payable due in eight installments through January 2004, with interest at 6%, monetarily adjusted by IGP-M, swapped to United States dollars. On August 7, 2001, Fertifos acquired an additional 0.557% of the outstanding common stock of Fosfertil over the counter for approximately $3,100. In November 2001, Fosfertil’s Board of Directors authorized the 2001 Preferred Stock Repurchase Plan, which provided for the reacquisition of up to 3,000,000 shares of Fosfertil’s preferred stock. During December 2001, 994,700 shares of preferred stock (approximately 0.0048%) were repurchased at a total cost of $2,338.

The above share acquisitions have been accounted for as acquisitions of minority interests using the purchase method of accounting. The excess of the purchase price paid over the historical book value of the equity in net assets acquired from minority interests as a result of theses acquisitions, totaling $16,095, was allocated to property, plant and equipment, including mining rights, based on independent appraisals and internal and external valuation reports.

On April 19, 2002, the cancellation of 1,495,800 lots of one thousand preferred shares of Fosfertil held in treasury, without capital reduction, was approved. In July 2002, Fosfertil’s Board of Directors authorized the acquisition of up to 400,000 lots of one thousand common shares and up to 3,000,000 lots of one thousand preferred shares, all without par value, for cancellation or to be held in treasury for subsequent sale, this acquisition not implying a capital reduction. As of December 31, 2002, Fosfertil had 137,900 lots of one thousand shares held in treasury, which were subsequently cancelled in 2003. At December 31, 2003, no shares remained in treasury.

4. GAIN ON SALE OF INVESTMENTS

The amount refers to the 4.7% investment held by Ultrafertil S.A. in MRS Logística S.A., which was transferred to current assets in 2001 and sold at the beginning of 2002. The Company realized proceeds from the sale of $9,592 and recognized a gain on sale of $4,572.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

5. INVENTORIES

	At December 31
	2003	2002
Current assets:
Raw materials	28,374	17,337
Finished goods	33,670	26,128

Total	62,044	43,465

6. RECOVERABLE TAXES

	At December 31
	2003	2002
Income tax receivable	1,323	1,727
Recoverable taxes (ICMS)	25,913	13,654
Recoverable taxes (PIS)	4,686	3,236

	31,922	18,617
Less valuation allowance	(6,057)	—

Total	25,865	18,617

Current	1,794	2,270
Noncurrent	24,071	16,347

In December 2001, Fertifos recognized approximately $10,602 in a tax credit related to the payment of PIS (Social Integration Contribution on Revenue) per Decrees No. 2,445/88 and No. 2,449/88, for the period from January 1989 to October 1995. The Brazilian Supreme Court declared such Decrees unconstitutional and they were legally eliminated through Resolution No. 49/95 of the Federal Senate. The Company recorded the credit based on the opinion of its legal counsel, supported by decisions of the Board of Tax Appeals of the Ministry of Finance. The remaining balance of the unused and available credit is recorded in other long-term assets and will be utilized to offset future tax liabilities of the same nature.

During the year ended December 31, 2003, Fertifos recorded a valuation allowance in the amount of $6,057 to reduce the balance of recoverable ICMS taxes (a value added tax) to an amount which management believes is more likely than not to be realized.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

7. PROPERTY, PLANT AND EQUIPMENT, NET

	At December 31
	2003	2002
Buildings	168,115	138,784
Machinery and equipment	434,509	312,722
Furniture, fixtures and other	40,232	49,777

	642,856	501,283
Less—Accumulated depreciation and amortization	(430,060)	(327,664)

Subtotal	212,796	173,619
Land	14,164	11,306
Mining rights, net of amortization of $829 and $491 at December 31, 2003 and 2002, respectively	10,895	9,096
Construction in progress	16,441	11,777

Total	254,296	205,798

Fertifos capitalized interest on construction in progress in the amounts of $2,047, $2,200, and $7,181 for the years ended December 31, 2003, 2002 and 2001, respectively. Depreciation expense was $28,489, $25,748 and $31,984 for the years ended December 31, 2003, 2002 and 2001, respectively. Amortization expense amounted to $220, $232 and $217 for the years ended December 31, 2003, 2002 and 2001, respectively.

8. OTHER NONCURRENT ASSETS

	At December 31
	2003	2002
Spare parts	34,650	26,286
Judicial deposits	16,865	6,739
Fiscal incentives and others	3,300	1,812

Total	54,815	34,837

9. INCOME TAXES

The components of the provision for income taxes are as follows:

	Year Ended December 31
	2003	2002	2001
Current	(45,643)	(31,793)	(20,683)
Deferred	6,195	(4,998)	4,348

Income tax expense	(39,448)	(36,791)	(16,335)

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

Reconciliation of the income tax expense at the Brazilian statutory rate to the effective rate is as follows:

	Year Ended December 31
	2003	2002	2001
Income before income tax and minority interests	140,822	123,763	58,201
Statutory income tax rate	34%	34%	34%

Income tax expense at statutory rate	47,879	42,079	19,788
Adjustments to derive effective rate:
Income tax effect of interest on shareholders’ equity	(6,270)	(2,593)	(2,092)
Other	(2,161)	(2,695)	(1,361)

Income tax expense	39,448	36,791	16,335

Brazilian corporations are permitted to determine a tax-deductible notional interest expense associated with shareholders’ equity, which could either be paid in cash, in the form of a dividend, or used to increase capital stock in the statutory records. The amount of any such notional interest expense is generally determined by the product of the Brazilian corporate law shareholders’ equity at the beginning of the year, less revaluation reserves, multiplied by the Brazilian long-term interest rate (TJLP), which is the official rate for government long-term loans, limited to the higher of 50% of net income or 50% of retained earnings at the beginning of the year. For financial reporting purposes, interest attributed to shareholders’ equity is reflected as a dividend and charged to retained earnings.

The components of deferred income taxes are as follows:

	At December 31
	2003	2002
Deferred income tax assets:
Accruals and reserves not currently deductible for tax purposes	14,527	9,629
Excess of tax basis over financial statement basis of property, plant and equipment	(529)	(32)
Maintenance program	7,181	2,039

Total deferred income taxes	21,179	11,636

10. SHORT-TERM DEBT

Fertifos’s short-term debt, predominately held with commercial banks and denominated in United States dollars, is generally used to fund working capital requirements. The weighted average interest rate on short-term debt outstanding as of December 31, 2003 and 2002 was 4.2% and 5.3%, respectively.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

11. LONG-TERM DEBT

Long-term debt obligations are summarized below:

	At December 31
	2003	2002
Due in Brazilian currency (real):
Long-term debt, collateralized by land, property, plant and equipment interest indexed to IGP-M (1) plus 6.5%, payable through 2007	108,754	95,362
Long-term debt, interest indexed to TJLP (2) plus 9.5 % to 10.0%, payable through 2006	5,460	6,522
Long-term debt, interest indexed to IGP-M (1) plus 6.0%, swapped to dollars, payable through 2004	5,349	10,729
Other	9,780	7,855
Due in foreign currency (US dollar):
Long-term debt, interest rates indexed to LIBOR (3) plus 3.75% to 3.87%, payable through 2008.	38,055	49,134
Long-term debt, interest rates indexed to LIBOR plus 4.2%, payable through 2007	24,358	24,408

	191,756	194,010
Less—Current portion	(56,433)	(37,571)

Total long-term debt	135,323	156,439

(1)	IGP-M is the Brazilian inflation index published by Fundação Getúlio Vargas. The annualized rate for the years ended December 31, 2003, 2002 and 2001 were 8.7%, 25.3% and 10.4%, respectively.
(2)	TJLP is a long-term interest rate reset by the Brazilian government on a quarterly basis. The annualized rate for the years ended December 31, 2003, 2002 and 2001 were 11.5%, 9.9% and 9.5%, respectively.
(3)	The annualized LIBOR interest rates paid by the Company for the years ended December 31, 2003, 2002 and 2001 were 1.3%, 2.3% and 4.7%, respectively.

As of December 31, 2003, certain land, property, plant and equipment having a net carrying value of approximately $106,900 have been mortgaged or otherwise encumbered against long-term debt.

A portion of the Company’s long-term debt is with the International Finance Corporation—IFC. Such financing contains certain restrictive covenants, which include restrictions as to the payments of dividends, as well as limits on capital expenditures and debt levels, among others. The Company was in compliance with all such covenants at December 31, 2003. Furthermore, these covenants have not restricted the Company’s ability to conduct its normal business or incur additional debt to fund its working capital or capital expenditure needs.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

Principal maturities of long-term debt as of December 31, 2003 are as follows:

2004	56,433
2005	49,531
2006	47,963
2007	34,211
2008 and thereafter	3,618

191,756

12. FINANCIAL INSTRUMENTS

Risk Management—Fertifos, as a result of its operating and financing activities, is exposed to changes in Brazilian interest rates and foreign currency exchange rates, which may affect its results of operations and financial position. Fertifos uses derivative financial instruments for the purpose of minimizing the risks and/or costs associated with fluctuations in foreign exchange rates. While these hedging instruments are subject to fluctuations in value, such fluctuations are generally offset by the value of the underlying exposures being hedged. The counterparties to these contractual arrangements are a small group of major financial institutions with which Fertifos also has other financial relationships. As such, credit risk arising from these contracts is not significant and Fertifos does not anticipate any significant losses. The net cash requirements arising from risk management activities are not expected to be material. Fertifos is not a party to leveraged derivatives.

Foreign Currency Risk Management—Fertifos enters into foreign currency exchange swap and forward contracts to hedge foreign currency exposures. Generally, the Company hedges only the net exposure of assets and liabilities denominated in the same currency. The related derivative contracts are not designated as accounting hedges under SFAS No. 133. The fair value gains or losses from these foreign currency derivatives are recognized directly in earnings, and generally offset foreign exchange gains or losses on the related assets and liabilities being hedged. Maturities of these instruments generally are between three and six months.

As of December 31, 2003 and 2002, Fertifos had cross-currency swaps outstanding with notional principal amounts of $42,700 and $35,000 and mark-to-market losses of $576 and $5, respectively, which were recognized in foreign exchange in the statements of income and offset the gains and losses from the assets and liabilities being hedged.

As of December 31, 2003 and 2002, Fertifos had forward contracts outstanding with notional principal amounts of $44,684 and $42,004 and mark-to-market losses of $1,196 and $333, respectively, which were recognized in foreign exchange in the statements of income and offset the gains and losses from the assets and liabilities being hedged.

As of December 31, 2003 and 2002, Fertifos had foreign exchange interbank certificates of deposits (“CDI”) to dollar swaps outstanding with notional principal amounts of $27,914 and $14,212, respectively, and mark-to-market losses of $6,664 and $71, respectively, which were recognized in foreign exchange in the statements of income and offset the gains and losses from the assets and liabilities being hedged.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

Fair Value of Financial Instruments—The carrying amount of cash and cash equivalents approximates the fair value because of the short maturity of those instruments. The fair value of marketable securities was determined based on similar instruments currently available to Fertifos. The carrying value of short-term debt approximates fair value because of the short maturity of those instruments. The carrying value of long-term debt approximates fair value and was calculated based on interest rates currently available to Fertifos for similar borrowings.

13. SHAREHOLDERS’ EQUITY

Capital Structure—At December 31, 2003 and 2002, Fertifos had 19,129,409,453 of authorized and outstanding common stock. At the Extraordinary General Meeting held on April 29, 2002, the shareholders approved an increase of the Company’s capital stock in the amount of $1,081 through a reduction of retained earnings. This is an act permitted by the Brazilian corporate law. During 2002, 14,954 lots of one thousand shares of common stock were repurchased at a total cost of $167 and cancelled without capital reduction.

Legal Reserves—As per paragraph 1 of article 193 of Law No. 6,404/76, 5% of statutory net income is attributed to a legal reserve of up to 20% of total statutory paid-in capital.

Dividends—Dividends are payable in Brazilian reais based on retained earnings determined for Brazilian statutory purposes. Dividends may be converted to United States dollars and remitted to shareholders abroad provided that the nonresident shareholder’s capital is registered with the Brazilian Central Bank.

14. ACCRUAL FOR PENSION LIABILITY

Employee Defined Benefit Plan and Postretirement Benefit Plan—A Fertifos subsidiary, Ultrafertil S.A. (“Ultrafertil”) participates in a multiemployer defined benefit pension plan and other postretirement benefit plans administered by the Fundação Petrobras de Seguridade Social (“Petros”).

At December 31, 2003, Petros had 1,756 participants from Ultrafertil. Ultrafertil contributed $764 and $921 to the plan for the years ended December 31, 2003 and 2002, respectively.

In April 2001, Fosfertil, together with Petros, commenced the process of separating the multiemployer plan assets into seven individual, respective single-employer plans for Ultrafertil and the other participants. As management intended to withdraw from the plan and it was likely that the Company would incur its proportionate share of the pension and other post-retirement obligations related to Ultrafertil, at December 31, 2001 the Company recorded its estimated withdrawal obligation to the plan for the unfunded benefit obligation based on an actuarial estimate. The Company recorded additional pre-tax pension expense of $12,821, with approximately $4,359 recorded as a deferred tax asset.

The separation process was completed on August 29, 2002. Beginning January 1, 2002, the Company began accounting for the related pension and other post-retirement benefits in accordance with SFAS No. 87, “Employers Accounting for Pensions” and is presenting the required disclosures of SFAS No. 132, “Employers Disclosures about Pensions and Other Post-retirement Benefits.”

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

The following table shows information related to the Company’s defined benefit pension and post-retirement benefit plans as of and for the years ended December 31:

	Year Ended December 31		Year Ended December 31
	2003		2002
	Pension benefits	Other benefits	Pension benefits	Other benefits
Accumulated benefit obligation at December 31	131,912	180	92,810	142
Change in benefit obligation:
Benefit obligation at beginning of year	94,141	142	124,249	219
Service cost	715	8	693	15
Interest cost	6,244	10	5,716	10
Actuarial (gain) loss	18,329	(12)	16,479	(26)
Benefits paid	(7,996)	—	(7,799)	—
Cumulative translation adjustment	22,004	32	(45,197)	(76)

Benefit obligation at end of year	133,437	180	94,141	142

Change in plan assets:
Fair value of plans assets at beginning of year	87,454	—	111,644	—
Actual return on plan assets	25,020	—	23,658	—
Contributions received	1,139	—	1,161	—
Benefits paid	(7,996)	—	(7,799)	—
Cumulative translation adjustment	20,603	—	(41,210)	—

Fair value of plans assets at end of year	126,220	—	87,454	—

Funded status	7,217	180	6,687	142
Unrecognized net actuarial gain (loss)	956	12	1,682	22

Accrual for pension obligations	8,173	192	8,369	164

The following summarizes the components of the net periodic benefit cost recognized in the statements of income:

	Year Ended December 31
	2003	2002	2001
Service cost	723	708	—
Interest cost	6,254	5,726	—
Expected return on plan assets	(5,811)	(5,297)	—
Amortization of actuarial gains/losses	511	—	—
Recognized actuarial loss	—	—	—
Contributions to multiemployer plan	—	—	879
Withdrawal obligation	—	(216)	12,821

Total net periodic benefit cost	1,677	921	13,700

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

The weighted average assumptions used in determining the actuarial present value of the projected benefit obligations and the net periodic benefit cost under the defined benefit plans are as follows:

	At December 31
	2003	2002
Discount rate (inflation adjusted)	15.30%	18.53%
Expected long-term rate of return on plan assets (inflation adjusted)	15.30%	18.53%
Increase in future compensation levels (inflation adjusted)	11.30%	14.53%
Inflation	9.30%	12.53%

The expected long-term rate of return on assets is based in consultation with the plan’s investment advisors and actuaries. These rates are intended to reflect the average rates of earnings expected to be earned on the funds invested or to be invested to provide required plan benefits. The plan is assumed to continue in effect as long as assets are expected to be invested. In estimating the expected long-term rate of return on assets, appropriate consideration is given to historical performance for the major asset classes held or anticipated to be held by the plan and to current forecasts of future rates of return for those asset classes, considering such factors as projected long-term inflation rates, future interest yield curves and other economic projection data available in the market. Cash flow and expenses are taken into consideration to the extent that the expected returns would be affected by them.

The pension plan’s weighted-average actual asset allocations, including plan target allocations, at the end of the plan year for 2003 and 2002, by category are as follows:

	At December 31
	Plan Target	2003	2002
Fixed income investments	45%–85%	49.8%	55.6%
Variable rate investments	10%–35%	31.3%	24.6%
Real estate	5%–13%	9.0%	10.2%
Loans and other	2%–10%	9.9%	9.6%

The plan’s investment policies and strategies are aimed to reduce investment risk through diversification, considering such factors as the liquidity needs and funded status of plan liabilities, types and availability of financial instruments in the local market, general economic conditions and forecasts as well as the requirements under local pension plan law. Assets are sufficiently diversified to maintain a reasonable level of risk without imprudently sacrificing return, with target asset allocations based on expectations of asset performance over a time horizon of 12 months, considering defined actuarial targets and considering alternative scenarios. Specific investments within asset categories are based on analyses of risk and return of the portfolio as a whole.

Fertifos expects to contribute approximately $700 to its defined benefit plans in 2004.

Employee Defined Contribution Plan—In October 2001, the Company and Ultrafertil implemented a defined contribution plan for employees not covered under the multiemployer defined benefit pension plan and other post-retirement benefit plans administered by Petros. In 2003, 2002 and 2001, the expenses related to Bradesco Previdência e Seguros S.A. were $334, $327 and $109, respectively. The participants’ contribution is based on their compensation at the rate of 2.7% for Fosfertil, and 2.0% for Ultrafertil.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

15. RELATED-PARTY TRANSACTIONS AND BALANCES

Fertifos provides phosphate and nitrogenous materials principally to the fertilizer industry in Brazil. Many of Fertifos’ shareholders are engaged in this industry and buy a majority of Fertifos’ production. The Company recorded net sales of $329,740, $243,381 and $247,554 for the years ended December 31, 2003, 2002 and 2001, respectively, to its shareholders. Sales to two related parties accounted for approximately 45%, 43% and 41% of net sales for the years ended December 31, 2003, 2002 and 2001, respectively. Accounts receivable from shareholders were $1,007 and $1,306 at December 31, 2003 and 2002, respectively. Other current liabilities to shareholders were $4,772 and $3,410 at December 31, 2003 and 2002, respectively.

16. COMMITMENTS AND CONTINGENCIES

Fertifos is party to a number of claims and lawsuits arising out of the normal course of business with respect to commercial matters, including various tax and labor claims. Accruals for claims and lawsuits of $43,514 and $26,546 at December 31, 2003 and 2002, respectively, are summarized as follows:

	At December 31
	2003	2002
Labor matters	11,594	8,398
Tax matters
Disputed taxes	24,080	13,064
Other	7,840	5,084

Total	43,514	26,546

Labor matters—The Company is a party to various labor claims made by its former employees, which are in various stages of litigation. Based on the advice of its legal counsel, the Company has accrued amounts representing management’s estimate of probable losses related to these claims.

Disputed taxes—The Company has filed injunctions disputing certain aspects of the tax legislation related to federal income and social contribution taxes as well as changes to the legislation regarding PIS and COFINS tax (revenue taxes). Such taxes continue to be accrued in accordance with applicable legislation; however, the Company has suspended payment while these matters are being contested.

Other tax matters—The Company is also party to a number of tax claims and assessments in the normal course of business for which provisions have been recorded representing management’s best estimate of probable losses, based on the advice of its legal counsel and tax advisors.

After taking into account liabilities recorded for all of the foregoing matters, management believes that the ultimate resolution of such matters will not have a material adverse effect on Fertifos’ financial condition, results of operations or liquidity. The Company recorded $9,145, $7,466 and $4,404 of expense for contingencies during the years ended December 31, 2003, 2002 and 2001, respectively.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

17. SUBSEQUENT EVENTS

On February 27, 2004, Fosfertil entered into an export prepayment financing arrangement with a bank in the amount of $15,000. This debt bears interest at 5.56% and is repayable in three annual principal commencing on February 16, 2007.

On March 25, 2004, Fosfertil entered into a pre-export financing arrangement with a bank in the amount of $30,000. This debt bears interest at 5.56% with maturity at January 30, 2009.

On May 24, 2004 and June 2, 2004 the Company paid dividends of $3,085 and $9,473, respectively.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars)

(Unaudited)

	At June 30,
	2004	2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents	119,415	144,465
Marketable securities	8,170	11,052
Trade accounts receivable (including related parties, $ 2,339 in 2004 and $5,833 in 2003)	29,408	29,357
Inventories (Note 3)	130,633	70,899
Recoverable taxes	2,105	2,448
Other current assets	4,530	3,410

Total current assets	294,261	261,631

PROPERTY, PLANT AND EQUIPMENT, NET	236,492	255,142

OTHER ASSETS
Deferred income taxes	22,809	19,127
Recoverable taxes	26,681	25,643
Other noncurrent assets (Note 4)	56,957	44,560

Total other assets	106,447	89,330

TOTAL ASSETS	637,200	606,103

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars)

(Unaudited)

	At June 30,
	2004	2003
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt (Note 6)	57,165	51,641
Trade accounts payable	38,692	51,407
Accrued payroll and wages	14,297	12,847
Income taxes payable	11,920	15,124
Other current liabilities (Note 5)	36,281	27,571

Total current liabilities	158,355	158,590

LONG-TERM LIABILITIES
Long-term debt (Note 6)	154,647	160,910
Accrual for pension liability	8,114	10,850
Accrual for claims and lawsuits	46,402	38,203
Other long term liabilities	2,230	8,400

Total long-term liabilities	211,393	218,363

MINORITY INTEREST	114,275	100,239

SHAREHOLDERS’ EQUITY
Common stock; no par value, 19,129,409,453 authorized and outstanding shares	122,857	122,857
Legal reserve	17,634	16,190
Retained earnings	105,478	70,879
Accumulated other comprehensive loss	(92,792)	(81,015)

Total shareholders’ equity	153,177	128,911

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	637,200	606,103

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Expressed in thousands of United States dollars)

(Unaudited)

	Six Months Ended
	June 30,
	2004	2003
NET SALES (including related parties, $147,896 in 2004 and $162,083 in 2003)	263,825	260,007
COST OF SALES	(160,183)	(175,530)

Gross profit	103,642	84,477
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(22,129)	(17,943)

Operating income	81,513	66,534

NONOPERATING INCOME (EXPENSES)
Interest income	14,149	15,779
Interest expense	(17,069)	(14,444)
Foreign exchange	(9,785)	344
Other, net	(382)	(799)

Nonoperating income (expenses), net	(13,087)	880

INCOME BEFORE INCOME TAX AND MINORITY INTEREST	68,426	67,414
Income tax expense	(20,313)	(20,715)

INCOME BEFORE MINORITY INTEREST AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	48,113	46,699
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of tax of $416 in 2003)	—	(807)
Minority interest	(21,908)	(19,851)

NET INCOME	26,205	26,041

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Expressed in thousands of United States dollars)

(Unaudited)

	Six Months Ended June 30,
	2004	2003
NET INCOME	26,205	26,041
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(11,777)	23,841

COMPREHENSIVE INCOME	14,428	49,882

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in thousands of United States dollars)

(Unaudited)

SIX MONTHS ENDED JUNE 30, 2004

	Common stock and additional paid-in capital	Legal reserve	Retained earnings	Accumulated other comprehensive loss	Total
BALANCES JANUARY 1, 2004	122,857	17,634	91,834	(81,015)	151,310
Net income	—	—	26,205	—	26,205
Dividends	—	—	(12,561)	—	(12,561)
Net translation adjustment	—	—	—	(11,777)	(11,777)

BALANCES JUNE 30, 2004	122,857	17,634	105,478	(92,792)	153,177

SIX MONTHS ENDED JUNE 30, 2003

	Common stock and additional paid-in capital	Legal reserve	Retained earnings	Accumulated other comprehensive loss	Total
BALANCES JANUARY 1, 2003	122,857	14,714	77,500	(104,856)	110,215
					—
Net income	—	—	26,041	—	26,041
Transfer to legal reserve	—	1,476	(1,476)	—	—
Dividends	—	—	(31,186)	—	(31,186)
Net translation adjustment	—	—	—	23,841	23,841

BALANCES JUNE 30, 2003	122,857	16,190	70,879	(81,015)	128,911

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in thousands of United States dollars)

(Unaudited)

	Six Months Ended June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	26,205	26,041
ADJUSTMENTS TO RECONCILE CASH PROVIDED BY (USED IN) OPERATING ACTIVITES
Unrealized foreign exchange	6,752	(16,958)
Monetary variation of debt	7,466	5,897
Depreciation and amortization	15,095	13,318
Cumulative effect of accounting change	—	807
Write-off of property, plant and equipment	589	18
Deferred income taxes	(3,261)	(4,266)
Minority interest participation	21,908	19,851
CHANGES IN OPERATING ASSETS AND LIABILITIES
Marketable securities	2,080	2,321
Trade accounts receivable	(10,794)	(9,603)
Inventories	(76,307)	(17,824)
Recoverable taxes	(4,956)	(4,600)
Other assets	(6,970)	(1,743)
Trade accounts payable	(37,115)	5,133
Income taxes payable	(732)	5,045
Accrued payroll and wages	(924)	(3)
Other liabilities	24,854	25,900

Net cash provided by (used in) operating activities	(36,110)	49,334

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(15,747)	(12,612)

Net cash used in investing activities	(15,747)	(12,612)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) of short-term debt	(2,575)	1,733
Proceeds from long-term debt	45,000	7,247
Repayments of long-term debt	(23,438)	(24,292)
Dividends paid to shareholders	(12,561)	(31,186)
Dividends paid to minority interests in subsidiaries	(15,594)	(28,093)

Net cash used in financing activities	(9,168)	(74,591)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(11,948)	29,944
NET DECREASE IN CASH AND CASH EQUIVALENTS	(72,973)	(7,925)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	192,388	152,390

CASH AND CASH EQUIVALENTS, END OF PERIOD	119,415	144,465

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for:
Interest	5,915	6,114
Income taxes	13,926	16,708

The notes are an integral part of the consolidated financial statements.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, unless otherwise stated)

(Unaudited)

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business—Fertifos Administração e Participação S.A. (“Fertifos” or the “Company”), a privately held company, was formed in 1992 to participate in the Brazilian government auction and privatization of its controlling interest in its phosphate mining resources in Brazil. Fertifos was successful in the privatization, acquiring a controlling interest in Fertilizantes Fosfatados S.A. Fosfertil (“Fosfertil”) and its subsidiary Ultrafertil S.A. (“Ultrafertil”).

Fertifos and subsidiaries are engaged principally in the production of mineral nutrients, including phosphate, which are used in the production of fertilizers, as well as in the manufacture and sale of fertilizers with nitrogen and chemical products and in the operation of its own multiuse port terminal. Fertifos’ operations are located in Brazil.

Basis of Presentation—The accompanying unaudited consolidated interim financial statements have been prepared in accordance with the accounting policies described in the audited consolidated financial statements of the Company as of and for the three years in the period ended December 31, 2003, and should be read in conjunction with the disclosures therein. In the opinion of management, these interim financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods presented. Results of operations and cash flows for the first six months of the year are not necessarily indicative of full year results.

The consolidated financial statements include the accounts of the Company’s majority-owned subsidiaries, Fertilizantes Fosfatados S.A. Fosfertil, Ultrafertil S.A. and UF Distribuidora de Combustíveis Ltda. Intercompany transactions and balances have been eliminated in consolidation.

Certain reclassifications have been made to prior-year amounts to conform with the current year presentation.

Use of Estimates—The preparation of consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning, among others, the selection of useful lives of property, plant and equipment, provisions necessary for the allowance for doubtful accounts receivable, provisions for contingent liabilities, determination of asset retirement obligations, deferred income tax valuation allowances, and the Company’s pension plan obligations. Actual results may vary from those estimates.

Translation of Foreign Currency Financial Statements—The functional currency of Fertifos and its subsidiaries is the Brazilian real and, as such, amounts included in the statements of income are translated at rates which approximate actual exchange rates at the date of the related transaction. Assets and liabilities are translated at exchange rates in effect as of the date of the balance sheet. The resulting translation adjustments are recorded as a component of accumulated other comprehensive loss, a separate component of shareholders’ equity.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, unless otherwise stated)

(Unaudited)

Foreign Currency Transactions—Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transactions gains and losses that are reflected in the consolidated statement of income as foreign exchange.

Trade Accounts Receivable—Accounts receivable are stated net of an allowance for doubtful accounts, which is recorded in an amount considered by management to be sufficient to absorb probable future losses related to uncollectible accounts. The allowance for doubtful accounts was $2,553 and $2,842 at June 30, 2004 and 2003, respectively.

Derivatives—Fertifos enters into various derivative financial instruments to limit exposure to changes in foreign currency fluctuations and interest rates. The Company does not enter into derivative financial instruments for speculative purposes. Effective January 1, 2001, Fertifos adopted Financial Accounting Standards Board—FASB Statement of Financial Accounting Standard—SFAS No. 133 and No. 138, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 133 and No. 138 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities.

The Company’s derivative instruments are recorded at fair value in the balance sheet based on quoted market prices or based on the present value of discounted cash flows. The Company’s derivative financial instruments have not been designated as accounting hedges under SFAS No. 133 and, as such, changes in the fair value are recognized currently in operations as a part of foreign exchange in the statements of income.

Environmental, Site and Restoration Costs—Expenditures related to ongoing compliance with environmental regulations are charged to expense as incurred. These ongoing programs are designed to minimize the environmental impact of the Company’s activities. Prior to January 1, 2003, liabilities for final site reclamation and restoration costs associated with the Company’s mining properties were recorded when the respective reclamation and restoration strategies were able to be reasonably determined and the related costs reasonably estimated. Effective January 1, 2003, the Company adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations”, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs, including those final site restoration and reclamation costs associated with the Company’s mining rights and operating facilities (see Note 2).

2. CHANGES IN ACCOUNTING PRINCIPLE

Asset Retirement Obligations—Effective January 1, 2003, the Company adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations”, which addresses financial, accounting and reporting standards for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs, including those site restoration and reclamation costs associated with the Company’s mining rights and operating facilities. The Company’s asset retirement obligations primarily include site restoration and reclamation costs associated with the Company’s mining rights and operating facilities. In accordance with SFAS No. 143, these asset retirement obligations are recorded at their present value when incurred, with a corresponding amount capitalized as part of property, plant and equipment. The related asset retirement obligations will be accreted to their estimated future values on the estimated date when such obligations will be paid, while the asset will subsequently be depreciated over the remaining estimated useful life.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, unless otherwise stated)

(Unaudited)

As a result of the adoption, the Company recorded a charge of $807, net of tax of $416, as a cumulative effect of a change in accounting principle, as follows:

Property, plant and equipment (asset, net of accumulated amortization of $131)	637
Deferred tax (asset)	416
Asset retirement (obligation)	(1,860)

Cumulative effect of accounting change (net of tax of $416)	(807)

At June 30, 2004, the carrying amount of the asset retirement obligation was $2,043, which is recorded as part of other long-term liabilities. There were no significant changes in the components of the liability during the six months ended June 30, 2004 and 2003. The associated amount capitalized as part of the Company’s property, plant and equipment, including mining assets, was $666 at June 30, 2004, net of accumulated depreciation and amortization of $159.

3. INVENTORIES

	At June 30,
	2004	2003
Raw materials	30,825	24,806
Finished goods	99,808	46,093

Total	130,633	70,899

4. OTHER NONCURRENT ASSETS

	At June 30,
	2004	2003
Spare parts	38,016	31,047
Judicial deposits	16,433	11,230
Fiscal incentives and others	2,508	2,283

Total	56,957	44,560

5. OTHER CURRENT LIABILITIES

	At June 30,
	2004	2003
Advances from customers
Related parties	19,234	10,633
Other customers	9,364	4,611
Unrealized losses on derivative contracts	3,664	7,637
Other	4,019	4,690

Total	36,281	27,571

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of United States dollars, unless otherwise stated)

(Unaudited)

6. LONG-TERM DEBT

Long-term debt obligations are summarized below:

	At June 30,
	2004	2003
Due in Brazilian currency (real):
Long-term debt, collateralized by land, property, plant and equipment interest indexed to IGP-M (a) plus 6.5%, payable through 2007	94,425	115,483
Long-term debt, interest indexed to TJLP (b) plus 9.5 % to 10.0%, payable through 2006	4,099	6,789
Long-term debt, interest indexed to IGP-M (a) plus 6.0%, swapped to U.S. dollars, payable through 2004	2,675	8,036
Other	7,984	14,317
Due in foreign currency (U.S. dollar):
Long-term debt, interest rates indexed to LIBOR (c) plus 3.75% to 3.87%, payable through 2008	32,556	43,546
Long-term debt, interest rates indexed to LIBOR plus 4.2%, payable through 2007	24,357	24,380
Long-term debt, interest 5.56%, payable through 2009	45,716	—

	211,812	212,551
Less—current portion	(57,165)	(51,641)

Total long-term debt	154,647	160,910

(a)	IGP-M is the Brazilian inflation index published by Fundação Getúlio Vargas. The annualized rates for the six months ended June 30, 2004 and 2003 were 9.61% and 28.23%, respectively.
(b)	TJLP is a long-term interest rate reset by the Brazilian government on a quarterly basis. The annualized rates for the six months ended June 30, 2004 and 2003 were 10.68% and 10.75%, respectively.
(c)	The annualized LIBOR interest rates paid by the Company for the six months ended June 30, 2004 and 2003 were 1.15% and 1.23%, respectively.

On February 27, 2004, Fosfertil entered into a pre-export financing arrangement with a bank in the amount of $15,000. This debt bears interest at 5.56%, payable semi-annually, with principal repayable in three annual installments commencing on February 16, 2007.

On March 25, 2004, Fosfertil entered into a pre-export financing arrangement with a bank in the amount of $30,000. This debt bears interest at 5.56%, with semi-annual principal and interest payments commencing on January 30, 2007 and a final maturity in 2009.

As of June 30, 2004, certain land, property, plant and equipment having a net carrying value of approximately $106,830 have been mortgaged or otherwise encumbered against long-term debt.

A portion of the Company’s long-term debt is with the International Finance Corporation—IFC. Such financing contains certain restrictive covenants, which include restrictions as to the payments of dividends, as well as limits on capital expenditures and debt levels, among others. The Company was

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, unless otherwise stated)

(Unaudited)

in compliance with all such covenants at June 30, 2004. Furthermore, these covenants have not restricted the Company’s ability to conduct its normal business or incur additional debt to fund its working capital or capital expenditure needs.

7. FINANCIAL INSTRUMENTS

Risk Management—Fertifos, as a result of its operating and financing activities, is exposed to changes in Brazilian interest rates and foreign currency exchange rates, which may affect its results of operations and financial position. Fertifos uses derivative financial instruments for the purpose of minimizing the risks and/or costs associated with fluctuations in foreign exchange rates. While these hedging instruments are subject to fluctuations in value, such fluctuations are generally offset by the value of the underlying exposures being hedged. The counterparties to these contractual arrangements are a small group of major financial institutions with which Fertifos also has other financial relationships. As such, credit risk arising from these contracts is not significant and Fertifos does not anticipate any significant losses. The net cash requirements arising from risk management activities are not expected to be material. Fertifos is not a party to leveraged derivatives.

Foreign Currency Risk Management—Fertifos enters into foreign currency exchange swap and forward contracts to hedge foreign currency exposures. Generally, the Company hedges only the net exposure of assets and liabilities denominated in the same currency. The related derivative contracts are not designated as accounting hedges under SFAS No. 133. The fair value gains or losses from these foreign currency derivatives are recognized directly in earnings, and generally offset foreign exchange gains or losses on the related assets and liabilities being hedged. Maturities of these instruments generally are between three and six months.

As of June 30, 2004 and 2003, Fertifos had cross-currency swaps outstanding with notional principal amounts of $5,029 and $55,500, respectively. Unrealized mark-to-market gains of $29 and losses of $1,491 were recorded in the balance sheet as of June 30, 2004 and 2003, respectively, related to these swaps.

As of June 30, 2003, Fertifos had forward contracts outstanding with aggregate notional principal amounts of $27,963. Unrealized mark-to-market losses of $2,507 were recorded as of June 30, 2003 related to such contracts. These forward positions were subsequently liquidated in 2004.

As of June 30, 2004 and 2003, Fertifos had foreign exchange interbank certificates of deposits (“CDI”) to dollar swaps outstanding with notional principal amounts of $28,258 and $28,763, respectively. Unrealized mark-to-market losses of $3,710 and $8,891, respectively, were recorded in the balance sheet as of June 30, 2004 and 2003, respectively, related to theses swaps.

Fertifos recorded net derivative losses of $1,141 and $20,901 for the six months ended June 30, 2004 and 2003, respectively, related to derivative contracts, which have been recorded in foreign exchange in the statements of income and offset the gains and losses from the assets and liabilities being hedged.

FERTIFOS ADMINISTRAÇÃO E PARTICIPAÇÃO S.A. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, unless otherwise stated)

(Unaudited)

8. SHAREHOLDERS’ EQUITY

Dividends—Dividends are payable in Brazilian reais based on retained earnings determined for Brazilian statutory purposes. Dividends may be converted to United States dollars and remitted to shareholders abroad provided that the nonresident shareholders’ capital is registered with the Brazilian Central Bank (BACEN).

On May 24, 2004 and June 2, 2004, the Fertifos paid dividends of $3,085 and $9,476, respectively. On January 8, 2003 and June 3, 2003, the Fertifos paid dividends of $22,003 and $9,183, respectively.

9. ACCRUAL FOR PENSION LIABILITY

Employee Defined Benefit Plan and Postretirement Benefit Plan—A Fertifos subsidiary, Ultrafertil S.A. (“Ultrafertil”), participates in a defined benefit pension plan and other postretirement benefit plans administered by the Fundação Petrobras de Seguridade Social (“Petros”). Ultrafertil contributed $401 and $333 to the plan during the six months ended June 30, 2004 and 2003, respectively. Net periodic benefit cost was $248 and $337 for the six months ended June 30, 2004 and 2003, respectively.

10. RELATED-PARTY TRANSACTIONS AND BALANCES

Fertifos provides phosphate and nitrogenous materials principally to the fertilizer industry in Brazil. Many of Fertifos’ shareholders are engaged in this industry and buy a majority of Fertifos’ production. The Company recorded net sales of $147,896 and $162,083 for the six months ended June 30, 2004 and 2003, respectively, to its shareholders. Sales to two related parties accounted for approximately 53% and 62% of net sales for the six months ended June 30, 2004 and 2003, respectively. Accounts receivable from shareholders was $2,339 and $5,833 at June 30, 2004 and 2003, respectively. Other current liabilities to shareholders were $19,234 and $10,633 at June 30, 2004 and 2003, respectively. Trade accounts payable to shareholders were $162 and $85 at June 30, 2004 and 2003, respectively.

11. SUBSEQUENT EVENTS

On October 18, 2004, Fertifos acquired 180,902,233 outstanding preferred shares of Fosfertil from an existing minority shareholder for a total purchase price of $1,796.

On November 3, 2004 the board of directors of Fosfertil approved the payment of dividends in the form of interest on shareholders’ equity in the total amount of $23,376.

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Shareholders of

Saskferco Products Inc.

We have audited the balance sheets of Saskferco Products Inc. as at May 31, 2004 and 2003 and the statements of operations and retained earnings and cash flows for each of the years in the three-year period ended May 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Saskferco Products Inc. as at May 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended May 31, 2004 in accordance with Canadian generally accepted accounting principles.

/S/    DELOITTE & TOUCHE LLP

Registered Chartered Accountants

Regina, Saskatchewan, Canada

June 10, 2004, except for Note 16, as to

which the date is August 5, 2004.

Saskferco Products Inc.

BALANCE SHEET

As at May 31

	2004 $	2003 $
	(thousands of Canadian dollars)
ASSETS
Current assets
Cash and cash equivalents	1,007	1,847
Short-term investments	—	4,000
Accounts receivable	22,636	32,081
Inventories [note 3]	41,521	19,626
Prepaid expenses and other assets	6,266	1,716
Current portion of investments – MTN Fund [note 4]	35,382	51,654

Total current assets	106,812	110,924
Investments – MTN Fund [note 4]	70,338	71,986
Property, plant and equipment [note 5]	315,522	310,060

Total assets	492,672	492,970

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	33,827	35,495
Accrued interest payable	5,080	6,887
Income taxes payable	1,572	8,282
Deferred revenue	13,921	1,310
Current portion of long-term debt [note 6]	31,461	27,999
Future income taxes [note 8]	2,795	1,457

Total current liabilities	88,656	81,430
Long-term debt [note 6]	70,999	102,461
Future income taxes [note 8]	71,695	74,094
Subordinated notes [note 7]	73,333	—

Total liabilities	304,683	257,985

Commitments [note 13]
Shareholders’ equity
Share capital [note 9]
Unlimited authorization of Class A and Class B common voting participating shares without par value; issued and outstanding in 2004 and 2003: 69,846,000 and 68,449,080 Class A and Class B shares respectively	138,295	138,295
Unlimited authorization of Class C preferred, non-participating voting shares redeemable at the option of the company, cumulative annual dividend of 6.635% to August 29, 2002, and by agreement renewal, 10% thereafter; issued and outstanding in 2004 and 2003: 1,396,920	250	250
Unlimited authorization of Class D common non-voting participating shares without par value; none outstanding
Retained earnings	49,444	96,440

Total shareholders’ equity	187,989	234,985

Total liabilities and shareholders’ equity	492,672	492,970

See accompanying notes

Saskferco Products Inc.

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

Year ended May 31

	2004 $	2003 $	2002 $
	(thousands of Canadian dollars)
Sales	293,945	285,989	262,908
Cost of goods sold	212,731	220,223	214,593

Gross profit	81,214	65,766	48,315
Selling, general and administrative expenses	23,470	23,659	25,199
Property, plant and equipment write-down	1,399	617	—

Operating Income	56,345	41,490	23,116
Interest expense	15,376	20,360	23,937
Interest income	(4,032)	(4,771)	(3,980)
Other (income) expense	(32)	(803)	1,072

Income before income taxes	45,033	26,704	2,087
Provision for income taxes [note 8]
Current	15,560	14,427	5,727
Future	(1,061)	(1,961)	(1,938)

Net income (loss)	30,534	14,238	(1,702)
Retained earnings, beginning of year	96,440	82,295	84,111
Dividends paid	(77,530)	(93)	(114)

Retained earnings, end of year	49,444	96,440	82,295

See accompanying notes

Saskferco Products Inc.

STATEMENT OF CASH FLOWS

Year ended May 31

	2004 $	2003 $	2002 $
	(thousands of Canadian dollars)
OPERATING ACTIVITIES
Net income (loss)	30,534	14,238	(1,702)
Items not affecting cash
Amortization	25,573	24,977	23,752
Property, plant and equipment write-down	1,399	617	—
Future income taxes	(1,061)	(1,961)	(1,938)
Net change in non-cash operating working capital [note 10]	(18,094)	15,953	(3,542)

Cash provided by operating activities	38,351	53,824	16,570

INVESTING ACTIVITIES
Additions to property, plant and equipment	(30,489)	(12,312)	(3,566)
MTN Fund investment purchases	(229,284)	(241,913)	(1,312,829)
MTN Fund investment maturities and withdrawals	247,204	239,208	1,309,800
Short-term investment maturities (purchases)	4,000	(4,000)	—
Investment tax credits	1,575	377	24

Cash used in investing activities	(6,994)	(18,640)	(6,571)

FINANCING ACTIVITIES
Proceeds from long-term debt	—	—	7,300
Repayment of long-term debt	(28,000)	(25,692)	(21,924)
Proceeds from short-term debt	190,500	148,100	422,405
Repayment of short-term debt	(190,500)	(154,505)	(417,666)
Reduction in paid-up capital [note 9]	—	(1,147)	—
Issuance of subordinated notes [note 7]	73,333	—	—
Dividends paid	(77,530)	(93)	(114)

Cash used in financing activities	(32,197)	(33,337)	(9,999)

(Decrease) increase in cash and cash equivalents	(840)	1,847	—
Cash and cash equivalents, beginning of year	1,847	—	—

Cash and cash equivalents, end of year	1,007	1,847	—

See accompanying notes

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS

For each of the years in the three-year period ended

May 31, 2004

1. STATUS OF THE CORPORATION

Saskferco Products Inc. (“Saskferco” or “the company”) was incorporated under The Business Corporations Act (Saskatchewan) on July 14, 1988. Saskferco commenced commercial nitrogen fertilizer production on October 14, 1992.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the company have been prepared by management in accordance with Canadian generally accepted accounting principles (Canadian GAAP). These accounting principles are different in some respects from United States generally accepted accounting principles (U.S. GAAP) and the significant differences are described in Note 15. Amounts are stated in thousands of Canadian dollars unless otherwise indicated. Certain of the comparative figures have been reclassified to conform with the current year’s presentation.

Since a determination of many assets, liabilities, revenues and expenses is dependent on future events, the preparation of these financial statements requires the use of estimates and assumptions, which have been made using careful judgment. Actual results could differ from these estimates. In the opinion of management, these financial statements have been properly prepared within the framework of the significant accounting policies summarized below:

a) Cash and cash equivalents

Cash equivalents consist primarily of highly liquid investments with an original maturity of 90 days or less and are stated at cost, which approximates fair value.

b) Investments

Short-term investments are highly liquid repo bonds with stated maturities at the date of purchase greater than 90 days. These investments are recorded at cost, which approximates fair value.

Corporate bond investments within the MTN Fund are carried at amortized cost. The fair value of these bonds is determined using quoted market prices.

c) Inventories

Stores inventories consist primarily of spare parts and are recorded at the lower of average cost and net realizable value. Natural gas inventories are recorded at the lower of average purchase cost and replacement value. Catalyst and resin are recorded at cost net of an allowance for consumption that is charged to cost of goods sold.

Fertilizer inventories are recorded at the lower of cost and market. Cost represents the direct costs of fertilizer production and is determined on a moving average basis. Market is defined as selling price less any costs to complete the sale.

d) Plant turnaround costs

Rotational plant maintenance costs, which consist primarily of planned major plant and equipment maintenance projects (also known as “turnarounds”) are included in other assets and are charged to

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

cost of goods sold on a straight-line basis over the period until the next scheduled turnaround, which is typically 36 months. Costs incurred during unscheduled facility shutdowns are expensed in the current period.

e) Property, plant and equipment

Property, plant and equipment are recorded at cost, less applicable investment tax credits, and include the cost of renewals and betterments. When assets are sold or replaced, the recorded costs and related accumulated amortization are removed from the accounts, and any gains or losses are included in earnings. Repairs and maintenance are charged against earnings as incurred.

At the commencement of commercial operations, amortization on buildings, machinery and equipment is recognized in cost of goods sold using the straight-line method over the estimated service lives of the respective assets. Buildings are amortized over 25 years, while the amortization periods of machinery and equipment range from 3 to 25 years.

f) Income taxes

The company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the carrying values and tax bases of assets and liabilities, and measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse.

g) Employee future benefits

The company has made contributions of $600 (2003 - $500; 2002 - $500) to a defined contribution employee future benefit plan. These contributions are expensed as incurred.

h) Revenue recognition

Revenue from fertilizer sales is recognized when product is delivered to the end customer, the sales price is fixed or determinable, and collectability is reasonably assured. Funds received in advance of title transfer are classified as deferred revenue. Transportation costs incurred are classified in cost of goods sold.

i) Hedging activity

The company may use derivative financial instruments to reduce its exposure to well-defined financial and commodity price fluctuations. Gains and losses on these contracts, all of which constitute effective hedges, are deferred and recognized as a component of the related transaction.

j) Foreign currency translation

Monetary assets and liabilities denominated in a foreign currency, other than the U.S. dollar denominated medium term notes, are translated at the rate of exchange in effect at year-end. Revenues and expenses are translated at rates prevailing at each transaction date. Exchange gains and losses are reflected in the Statement of Operations in the current year.

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

The company has a U.S. dollar revenue stream that has been identified as an effective hedge of the principal amount of the U.S. dollar denominated medium term notes. Consequently, this U.S. long-term debt is translated at the historical exchange rate of $1.1539 as further described in note 6.

Where the company enters into forward foreign exchange contracts to hedge interest payments on the long-term debt, the accrued interest is translated at the average foreign exchange translation rates specified in the forward contracts.

3. INVENTORIES

	2004 $	2003 $
	(thousands of Canadian dollars)
Stores	8,968	9,227
Fertilizer	28,001	6,203
Natural gas	294	930
Catalyst and resin	4,258	3,266

	41,521	19,626

4. INVESTMENTS—MTN FUND

The Saskferco MTN Fund (the “MTN Fund”) was created pursuant to an agreement to provide for the prepayment or retirement of Saskferco’s outstanding debt guaranteed by the Province of Saskatchewan (the Province) as described in Note 6. The MTN Fund is administered by a fund manager and amounts in the MTN Fund can only be invested in securities permitted by agreement.

The MTN Fund is restricted such that no amounts, including net earnings generated by investments, may be paid out of the MTN Fund except upon the consent of both Saskferco and the Province; however the Province is obliged to provide its consent in certain prescribed circumstances. Consent was received in April 2003 for Saskferco to draw $20,250 from the MTN Fund to finance construction of a urea ammonium nitrate (UAN) plant in 2004. This amount is included in the current portion of investments at May 31, 2003.

The company also classifies a portion of the MTN Fund in the current portion of investments to reflect amounts potentially available to repay the current portion of long-term debt at the year-end exchange rate.

The MTN Fund consists of the following:

	2004 $		2003 $
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(thousands of Canadian dollars)
Cash	124	124	345	345
Corporate bonds and debentures	105,596	105,462	123,295	123,249

	105,720	105,586	123,640	123,594

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

As at May 31, 2004, all bonds in the portfolio will mature within 14 months, and yields range between 2.1% and 3.3%.

5. PROPERTY, PLANT AND EQUIPMENT

	2004 $	2003 $
	(thousands of Canadian dollars)
Land	993	993
Buildings	38,666	36,627
Machinery and equipment	499,726	486,923

	539,385	524,543
Accumulated amortization	223,863	214,483

Net book value	315,522	310,060

6. CREDIT FACILITY AND LONG-TERM DEBT

Credit Facility

The company has available a $40,000 short-term credit facility which has not been utilized at May 31, 2004 (2003—$nil), secured by a general assignment of inventory and accounts receivable. Interest rates on this credit facility are based on prevailing bankers’ acceptance rates plus .5%, and had the company used this facility, the weighted average interest rate in the current year was 3.33% (2003—3.23%). The short-term credit facility is subject to financial tests and other covenants as described below.

Long-Term Debt

	2004 $	2003 $
	(thousands of Canadian dollars)
Medium term notes at fixed interest rates ranging from 9.66% to 9.67%, repayable from 2005 through 2007 inclusive [2004—U.S. $85,000; 2003—U.S. $108,000]	98,080	124,620
Committed instalment loan, 5-year term at Commerce Acceptance Rate plus 1.5% repayable in quarterly instalments of $365 and secured by a first charge on specific company assets.	4,380	5,840

	102,460	130,460
Less: Current portion	31,461	27,999

	70,999	102,461

The weighted average interest rate on the committed instalment loan in the current year was 4.00% (2003—4.48%).

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

The principal covenants on the short-term credit facility and the committed instalment loan require the company’s current ratio to not, at any time, be less than 1.0:1; however this covenant may be breached by an amount not to exceed $5,000 for a period not to exceed 90 days. Additionally, the debt to equity ratio, calculated as debt less amounts held in the MTN Fund, cannot at any time exceed 1.75:1.

In July 1990, Saskferco borrowed U.S.$231,000 in medium term notes to finance construction of its nitrogen fertilizer plant. The medium term notes are guaranteed as to principal and interest by the Province of Saskatchewan (the “Province”). Interest payments on the medium term notes are due semi-annually on June 15 and December 15 of each year.

The repayment of this U.S. dollar liability is being made from U.S. dollar revenue streams generated from fertilizer sales. The cash flow from these sales provides an effective hedge against fluctuations in the U.S./Canadian exchange rate. Saskferco records the U.S. dollar debt at the historical exchange rate of $1.1539, which was the rate in effect when the U.S. dollar revenue stream was identified as a hedge of the U.S. dollar liability. The principal payments on the notes and the U.S. dollar revenue streams from which they are paid are both translated at the historical exchange rate.

The quoted market value of Saskferco’s outstanding medium term notes at May 31, 2004 was U.S.$95,400 (2003—U.S.$127,700). The U.S./Canadian exchange rate at May 31, 2004 was $1.3609 (2003—$1.3654).

Saskferco has entered into a Mortgage and Security Agreement whereby Saskferco has given security to the Province on the assets and undertakings of Saskferco in order to secure the Province against certain contingent losses or damages which it may incur if called pursuant to the guarantee of Saskferco’s outstanding guaranteed debt obligations.

Long-term debt principal repayments, including medium term note repayments at the $1.1539 historical exchange rate and committed instalment loan payments, are due as follows:

Fiscal year ending May 31	$
(thousands of Canadian dollars)
2005	31,461
2006	33,769
2007	37,230

Total	102,460

7. SUBORDINATED NOTES

Effective May 28, 2004, the company agreed to authorize up to $55,556 Class A Subordinated Notes and up to $54,444 Class B Subordinated notes, due June 1, 2014.

All Subordinated Notes (the “Notes”) are subordinate and junior in right of payment to the secured debt described in Note 6. Cash distribution of interest and principal is governed by a project agreement amongst the shareholders, and as such, holders of the Notes will receive no interest or principal payment or distribution unless secured debt obligations have first been paid in full. Under the

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

Subordinated Notes, any unpaid interest otherwise due is annually convertible to principal. In addition, Saskferco may, at its option, elect to prepay principal at any time without penalty. The company may request the Noteholders to subordinate their claims to certain counterparties with respect to long-term commodity purchase arrangements or swaps.

To May 31, 2004, interest on the Notes is payable at a rate of 5% and annually thereafter at a rate of CDOR plus 2%. CDOR Rate is defined as the annual average rates for Canadian Dollar bankers’ acceptances with a term of 90 days per Reuters “Canadian Interbank Bid BA Rates”.

In accordance with the terms of a Note Purchase Agreement, two-thirds of the authorized Class A and Class B Subordinated Notes were issued on May 28, 2004, or $37,037 and $36,296 respectively.

8. INCOME TAXES

The provision for income taxes is different than the amount computed by applying the combined statutory Canadian federal and provincial income tax rates to income before income taxes. The reasons for the difference are similar in each comparative fiscal year, and are primarily as follows:

a)	Tax interpretations, regulations and legislation are continually changing. As a result, there are usually some tax matters in question that the company has provided for; and

b)	The company is eligible for federal and provincial manufacturing and processing deductions.

Temporary differences that give rise to the future income tax liability result due primarily to the company amortizing its property, plant and equipment at different rates for tax purposes compared to accounting purposes, and due to certain expenditures being immediately deductible for tax purposes that are deferred and amortized for accounting purposes. Additionally, when changes occur in the allocation of income between provincial tax jurisdictions, the impact on future income tax balances of these changes is recognized in the period the rates are substantively enacted.

9. SHARE CAPITAL

	2004 $	2003 $
Issued and outstanding:	(thousands of Canadian dollars)
69,846,000 Class A shares [2003—69,846,000 shares]	69,846	69,846
68,449,080 Class B shares [2003—68,449,080 shares]	68,449	68,449
1,396,920 Class C shares [2003—1,396,920 shares]	250	250

	138,545	138,545

The company paid dividends of $4,172 and $73,333 to Class A and B shareholders in December 2003 and May 2004 respectively (2003—$nil). In addition, the company paid dividends of $25 (2003—$93; 2002—$114) on Class C shares. In 2003, the company reduced the paid-up capital on its Class C shares by $1,147, without reducing the number of Class C shares outstanding.

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

10. NET CHANGE IN NON-CASH OPERATING WORKING CAPITAL

	2004 $	2003 $	2002 $
	(thousands of Canadian dollars)
Accounts receivable	9,445	8,011	(5,822)
Inventories	(22,888)	(1,720)	12,533
Prepaid expenses and other assets	(7,077)	(1,270)	(150)
Accounts payable and accrued liabilities	(1,668)	5,938	(5,268)
Accrued interest payable	(1,807)	(2,011)	(1,287)
Income taxes payable	(6,710)	6,444	(880)
Deferred revenue	12,611	561	(2,668)

	(18,094)	15,953	(3,542)

Interest paid during the year totalled $17,200 (2003—$22,400; 2002—$25,000) and taxes paid during the year totalled $21,100 (2003—$5,600; 2002—$4,200).

11. RELATED PARTY TRANSACTIONS

Cargill Limited, a subsidiary of Cargill Incorporated, owns 50% of Saskferco’s outstanding voting shares. Investment Saskatchewan Inc., a wholly owned subsidiary of Crown Investments Corporation of Saskatchewan (CIC), a Provincial Crown Corporation, owns 49% of Saskferco’s outstanding voting shares. By virtue of their ownership, these entities are related to the company.

During the year, in the normal course of operations, all transactions with related parties occurred under normal trade terms at exchange amounts approximating prevailing market values. Related party transactions during the year and amounts outstanding at year end included in financial statement line items are as follows:

	2004 $	2003 $	2002 $
	(thousands of Canadian dollars)
Sales	73,280	69,935	65,131
Cost of goods sold	14,032	14,993	14,857
Selling, general and administrative	11,487	12,062	12,188
Interest expense	79	101	251
Accounts receivable	299	2,386
Accounts payable and accrued liabilities	1,519	1,511
Deferred revenue	7,018	536

Sales

In 2004, the company entered into a three-year agreement whereby Cargill Incorporated has committed to annually purchase 50,000 tonnes of feed-grade urea from Saskferco, at a market-based formula price.

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

Cost of goods sold

The company has entered into a warehouse services agreement with Cargill Limited to supply labour, equipment and materials required for the operation of Saskferco’s Carman, Manitoba bulk urea storage facility. Additionally, from time to time, Saskferco contracts storage capacity at certain Cargill Incorporated facilities.

Also included in cost of goods sold are amounts paid to Saskatchewan Power Corporation, Saskatchewan Water Corporation, and TransGas Limited, entities related to CIC.

Selling, general and administrative and accounts receivable

By agreement, in exchange for specified sales commissions, Cargill Incorporated and Cargill Limited act as Saskferco’s exclusive marketing agents. In this capacity, they are responsible and assume full risk for the collection of all trade receivables and guarantee all amounts due to Saskferco from customers.

Interest expense

Saskferco’s medium term notes are guaranteed as to principal and interest by the Province, owner of CIC. By agreement, Saskferco pays the Province a guarantee fee, which is calculated as a percentage of the difference between the balances of the company’s outstanding medium term note debt and the Saskferco MTN Fund investments.

The company pays Saskatchewan Provincial Sales Taxes on all its taxable purchases, as well as Provincial corporate income taxes.

12. FINANCIAL INSTRUMENTS

Derivative financial instruments are utilized by the company to manage its exposure to well-defined market risks relating to commodity prices and foreign currency exchange rates.

Unrecognized derivative financial instruments

The company uses certain derivative financial instruments that qualify for hedge accounting under Canadian GAAP and are not recognized in the balance sheet, as follows:

Natural gas supply contracts

Saskferco purchases all of its natural gas requirements through indexed price contracts with physical gas counterparties. The company periodically enters into natural gas swap and option contracts that have been designated as hedges against the future cost of committed and anticipated natural gas purchases to protect its future earnings and cash flows from the potential impact of adverse natural gas price fluctuations in the indexed contracts. The company uses these instruments to reduce price risk, not for speculative purposes.

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

Under these natural gas swap and option contracts, the company receives or makes payments based on the differential between the inherent hedged price and the corresponding index price of natural gas, and these financial instruments generally do not require the payment of significant net premiums prior to settlement. Upon settlement, these cash receipts or payments offset corresponding decreases or increases in Saskferco’s natural gas supply cost.

As at May 31, 2004, the net cost of settled natural gas hedging transactions, which is included as a component of cost of sales or fertilizer inventory, was a $4,126 net realized loss (2003—$3,247 net realized gain; 2002—$12,704 net realized loss).

Foreign exchange swap contracts

The company also enters into foreign exchange swap contracts that have been designated as hedges to fix the exchange rate related to these specific U.S. dollar debt servicing obligations. As at May 31, 2004, outstanding foreign exchange swap contracts relate to medium term note interest payments occurring in June 2004.

Fair values of financial instruments

The fair value of financial instruments included in current assets and liabilities approximates the carrying amount of these instruments due to their short maturity. The fair value of long-term debt is determined using market prices for same or similar issues.

The fair value of derivative instruments represents an approximation of amounts that would be received (paid) to counterparties to settle these instruments at year-end.

The fair value of Saskferco’s financial instruments is listed below:

	2004 $	2003 $
	(thousands of Canadian dollars)
Natural gas three-way collars	—	118
Natural gas price swap contracts	797	(815)
Foreign exchange swap contracts	111	312

13. COMMITMENTS

The following represents future annual payments for raw material purchases and under the company’s operating leases:

	2005	2006	2007	2008	2009
	(thousands of Canadian dollars)
Natural gas commitments	11,819	2,442	2,442	1,018	—
Electricity and water	5,076	1,716	1,750	1,785	1,821
Operating lease commitments	12,271	12,037	11,075	10,834	6,091

Total	29,166	16,195	15,267	13,637	7,912

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

The company has entered into agreements with raw material producers and suppliers to guarantee the supply of natural gas, water and electricity required in the company’s production process. Additionally, the company has entered into a long-term agreement for the transportation of natural gas to its production facility. Natural gas and power agreements expire within 18 months, while natural gas transportation and water agreements expire in 2008 and 2010 respectively.

Operating lease commitments consist primarily of short and long-term leases for rail cars that expire at various dates through 2010, and contractual commitments for warehouse operations. The amount expensed for operating lease payments in the current year was $13,452 (2003—$2,057; 2002—$1,995).

14. RECENT ACCOUNTING PRONOUNCEMENTS

In December 2001, the CICA issued Accounting Guideline No. 13 “Hedging Relationships” (“AcG-13”), outlining guidance on the identification, designation, documentation and effectiveness of hedging relationships, for the purpose of applying hedge accounting, and on the discontinuance of hedge accounting. This Guideline is applicable to hedging relationships in effect in fiscal years beginning on or after July 1, 2003, with earlier application encouraged. The company expects to adopt AcG-13 for its 2005 fiscal year beginning June 1, 2004, and with the intention of being eligible for hedge accounting under this standard, expects no material impact on its financial position, results of operations or cash flows from adoption at that time.

In 2004, the company adopted the provisions of the CICA Handbook—Accounting Sections 3063 “Impairment of Long-Lived Assets” and 3475 “Disposal of Long-Lived Assets and Discontinued Operations”. Section 3063 provides guidance on the recognition, measurement and disclosure of the impairment of long-lived assets. Section 3475 provides guidance on the recognition, measurement, presentation and disposal of long-lived assets to be disposed of. No events or changes in circumstances have occurred since the inception of the company indicating that the carrying value of property, plant and equipment may not be recoverable. Additionally, the company has initiated no disposal activities, and all property, plant and equipment remain classified as held and used. There is no material impact on the company’s financial position, results of operations or cash flows from the adoption of these standards.

In March 2003, the CICA issued CICA Handbook—Accounting Section 3110 “Asset Retirement Obligations”, which establishes standards for the recognition, measurement and disclosure of asset retirement obligations and the related asset retirement costs. Section 3110 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value is added to the carrying amount of the associated asset, and the liability is accreted at the end of each period through charges to operating expenses. This section is effective for fiscal years beginning on or after January 1, 2004, with earlier application encouraged. The company expects no material impact on its financial position, results of operations or cash flows from adoption of this standard.

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

15.	RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The company’s financial statements have been prepared in accordance with Canadian GAAP, which, in some significant respects, differs from U.S. GAAP. As required by the United States Securities and Exchange Commission, the effects of these principal differences on the company’s financial statements are quantified and described where indicated by reference below:

RECONCILIATION OF NET INCOME AND COMPREHENSIVE INCOME

Year ended May 31

	2004 $	2003 $	2002 $
	(thousands of Canadian dollars)
Net income (loss) as reported under Canadian GAAP	30,534	14,238	(1,702)
Adjustments increasing or decreasing reported net income
Net pre-operating expenditures (a)	447	—	—
Adjustment on medium term notes repayment (c)	4,865	7,844	7,444
Unrealized gain on medium term notes (c)	387	17,507	2,348
Income tax effect of the above adjustments (f)	(146)	—	—

Net income and comprehensive income under U.S. GAAP (d)	36,087	39,589	8,090

RECONCILIATION OF SHAREHOLDERS’ EQUITY

As at May 31

	2004 $	2003 $
	(thousands of Canadian dollars)
Shareholders’ equity based on Canadian GAAP	187,989	234,985
Net pre-operating expenditures (a)	447	—
Unrealized loss on medium term notes (c)	(17,591)	(22,843)
Income tax effect of the above adjustments (f)	(146)	—

Shareholders’ equity based on U.S. GAAP	170,699	212,142

(a)	Pre-operating costs

Net revenue or expense derived during the start-up phase of the company’s urea ammonium nitrate plant prior to substantial completion and readiness for use was deferred under Canadian GAAP until commercial production levels were met, at which time amortization over the project’s estimated useful life began. U.S. GAAP requires these costs be expensed as incurred. The net revenue deferred under Canadian GAAP and recognized as incurred under U.S. GAAP in 2004 was $447 (2003—$nil).

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

(b)	Derivative instruments

Under Canadian GAAP, the company’s derivative instruments that have not yet been settled are not recognized in the financial statements, and gains or losses arising from settled gas hedging transactions are deferred as a component of inventory until the product containing the hedged item is sold. At that time, both the natural gas purchase cost and the related hedging deferral are recorded as cost of goods sold. Additionally, as discussed in (c) below, gains or losses arising from settled foreign currency hedging transactions are recorded in sales, given the relationship between these gains or losses, the U.S. dollar revenue stream and the related long-term medium term note debt.

For U.S. GAAP purposes in the year ended May 31, 2002, the company adopted the provisions of SFAS 133, Accounting for Derivative Instruments and Hedging Activities and the corresponding amendments under SFAS 138, which requires that derivative instruments, whether designated in hedging relationships or not, be recorded at fair value in the Balance Sheet. The accounting treatment of gains or losses resulting from fluctuations in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship. Any portion of the change in fair value of a derivative instrument that does not qualify for hedge accounting is recognized in income immediately. As at and for the years ended May 31, 2004 and 2003, the company has opted not to use hedge accounting under SFAS 133.

Under U.S. GAAP, the fair values of swap and option derivative instruments outstanding on May 31, 2004 and 2003 are not material. On the U.S. GAAP statement of operations in the current year, realized losses of $4,126 (2003—$3,247 gains; 2002—$12,704 losses) would be reclassified from cost of goods sold to other (income) expense as a result of not applying hedge accounting.

(c)	Medium term notes

As indicated in Note 6, the repayment of the U.S. dollar long-term medium term note debt is being made from U.S. dollar revenue streams generated from fertilizer sales, which, for Canadian GAAP purposes, provides an effective hedge against foreign currency fluctuations. Under this treatment, the annual principal repayment is recorded at the historical exchange rate of $1.1539, and any exchange losses arising from annually settling this hedging transaction is recorded against related sales.

U.S. GAAP, as a result of SFAS 133, Accounting for Derivative Instruments and Hedging Activities, restricts the company’s ability to use non-derivatives as hedging instruments. This is also consistent with SFAS 52, Foreign Currency Translation. As a result, the U.S. dollar sales are recorded at the prevailing exchange rate at the time the transaction occurred, and the annual U.S. dollar medium term note principal repayment, as well as the U.S. dollar medium term note balance at year end, are recorded at the current exchange rate with gains and losses flowing through the current period statement of operations.

Due to the hedge accounting treatment under Canadian GAAP, a foreign exchange loss has already been realized as a reduction of sales. Recording the U.S. dollar revenue stream at the prevailing exchange rate would result in this realized loss being reclassified between sales and other (income) expense. In the current year, sales would increase by $3,602 (2003—$7,296;

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

2002—$7,881) with a corresponding increase in other (income) expense. An additional adjustment to remove the hedge accounting treatment under Canadian GAAP is required. In the current year a gain of $4,865 (2003—$7,844 gain; 2002—$7,444 gain) would be recorded in the US GAAP statement of operations. The impact on the outstanding medium term note debt from the movement of the prior year-end exchange rate of $1.3675 to the current rate $1.3609 on U.S. GAAP income statement in the current year is an unrealized gain of $387 (2003—$17,507 gain; 2002—$2,348 gain), which has been classified above in other income (expense). The U.S. GAAP balance sheet adjustment in the current year to reflect the medium term notes at the current rate rather than the historical rate of $1.1539 would be to increase liabilities and decrease shareholders’ equity by $17,591 (2003—$22,843).

Long-term debt principal repayments under U.S. GAAP, including medium term note and committed instalment loan payments at the current rate of 1.3609, are due as follows:

Fiscal year ending May 31	$
(thousands of Canadian dollars)
2005	36,843
2006	39,565
2007	43,643

Total	120,051

(d)	Comprehensive income

U.S. GAAP requires the disclosure of a statement of comprehensive income. Comprehensive income generally includes net income plus the results of certain shareholders’ equity charges not reflected in the statement of operations. As at and for the year ended May 31, 2004, there were no shareholders’ equity charges not reflected in the statement of operations under U.S. GAAP (2003—$nil; 2002—$nil).

(e)	Investments

Under U.S. GAAP, the company’s short-term investment in highly liquid repo bonds is classified as trading securities, held principally for the purpose of selling in the near term. The fair value of this investment approximates its cost. Cash flows related to trading securities under U.S. GAAP are classified as operating activities rather than investing activities, which, on the statement of cash flows, would increase cash used in investing activities by $4,000 (2003—decrease by $4,000; 2002—$nil), and would increase cash provided by operating activities by a corresponding $4,000 (2003—decrease by $4,000; 2002—$nil).

Additionally, under U.S. GAAP, the company’s corporate bond investments within the MTN Fund are classified as held-to-maturity, and are therefore carried at amortized cost. The fair value of these bonds is determined using quoted market prices.

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

(f)	Income taxes

The income tax adjustment reflects the impact on income taxes of the U.S. GAAP adjustments described above. The company has recorded a valuation allowance of $5,768 (2003—$7,463) related to deferred tax assets arising from the cumulative loss on long-term debt, which the company does not expect to realize on. Under U.S. GAAP future income taxes are referred to as deferred income taxes.

(g)	Recent accounting pronouncements

In the current year, the company adopted the provisions of SFAS 143 Accounting for Asset Retirement Obligations. SFAS 143 establishes standards for the recognition, measurement and disclosure of asset retirement obligations and the related asset retirement costs, and requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value is added to the carrying amount of the associated asset, and the liability is accreted at the end of each period through charges to operating expenses. There is no material impact on the company’s financial position, results of operations or cash flows from the adoption of this standard.

In December 2003, the FASB revised Interpretation (FIN) No. 46, “Consolidation of Variable Interest Entities”, which clarifies the application of Accounting Research Bulletin No. 51 “Consolidated Financial Statements”. FIN No. 46 defines variable interest entities (VIE’s) and provides guidance on when VIE’s should be consolidated, and is effective for the company on June 1, 2005. The adoption of this standard will have no impact on the company.

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

CONDENSED BALANCE SHEET IN ACCORDANCE WITH U.S. GAAP

As at May 31

	2004 $	2003 $
	(thousands of Canadian dollars)
Total current assets	106,812	110,924
Investments – MTN Fund	70,338	71,986
Property, plant and equipment	315,823	310,060

Total assets [note 15(a)]	492,973	492,970

Accounts payable and accrued liabilities	40,479	50,664
Deferred revenue	13,921	1,310
Current portion of long-term debt	36,843	32,864
Deferred income taxes	2,795	1,457

	94,038	86,295
Long-term debt	83,208	120,439
Deferred income taxes	71,695	74,094
Subordinated notes	73,333	—
Share capital	138,545	138,545
Retained earnings	32,154	73,597

Total liabilities and shareholders’ equity	492,973	492,970

STATEMENT OF OPERATIONS AND RETAINED EARNINGS IN ACCORDANCE WITH U.S. GAAP

Year ended May 31

	2004 $	2003 $	2002 $
	(thousands of Canadian dollars)
Sales Cost of goods sold	297,547 208,158	293,285 223,470	270,789 201,889

Gross profit	89,389	69,815	68,900
Selling, general and administrative expenses	23,470	23,659	25,199
Property, plant and equipment write-down	1,399	617	—

Operating Income	64,520	45,539	43,701
Interest expense	15,376	20,360	23,937
Interest income	(4,032)	(4,771)	(3,980)
Other (income) expense	2,444	(22,105)	11,865

Income before income taxes	50,732	52,055	11,879
Provision for income taxes
Current	15,560	14,427	5,727
Deferred	(915)	(1,961)	(1,938)

Net income	36,087	39,589	8,090
Retained earnings, beginning of year	73,597	34,101	26,125
Dividends paid	(77,530)	(93)	(114)

Retained earnings, end of year	32,154	73,597	34,101

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

For each of the years in the three-year period ended

May 31, 2004

CONDENSED STATEMENT OF CASH FLOWS IN ACCORDANCE WITH U.S. GAAP

Year ended May 31

	2004 $	2003 $	2002 $
	(thousands of Canadian dollars)
OPERATING ACTIVITIES
Net income	36,087	39,589	8,090
Items not affecting cash	25,911	23,633	21,814
Unrealized gains	(387)	(17,507)	(2,348)
Realized non-cash gains	(99)	(3,408)	(345)
Net change in non-cash operating working capital	(18,400)	15,593	(3,542)
Trading security proceeds (purchases)	4,000	(4,000)	—

Cash provided by operating activities	47,112	53,900	23,669

INVESTING ACTIVITIES [note 15(e)]	(10,994)	(14,640)	(6,571)

FINANCING ACTIVITIES
Proceeds from long-term debt	—	—	7,300
Repayment of long-term debt	(32,761)	(29,768)	(29,023)
Proceeds from short-term debt	190,500	148,100	422,405
Repayment of short-term debt	(190,500)	(154,505)	(417,666)
Reduction in paid-up capital	—	(1,147)	—
Issuance of subordinated notes	73,333	—	—
Dividends paid	(77,530)	(93)	(114)

Cash used in financing activities	(36,958)	(37,413)	(17,098)

Increase (decrease) in cash and cash equivalents	(840)	1,847	—
Cash and cash equivalents, beginning of year	1,847	—	—

Cash and cash equivalents, end of year	1,007	1,847	—

16.	SUBSEQUENT EVENTS

a)	Dividend Payment

On August 5, 2004, the company paid a dividend of $36,667 to its Class A and Class B shareholders.

b)	Subordinated Notes

Effective August 5, 2004, the company issued $18,519 Class A Subordinated Notes and $18,148 Class B Subordinated Notes. The terms of the Subordinated Notes are described in note 7.

Saskferco Products Inc.

BALANCE SHEET

(Unaudited)

As at August 31

	2004 $	2003 $
	(thousands of Canadian dollars)
ASSETS
Current assets
Cash and cash equivalents	—	282
Short-term investments	—	4,000
Accounts receivable	62,315	16,318
Income taxes recoverable	210	4,668
Inventories [note 3]	29,427	43,562
Prepaid expenses and other assets	6,617	10,494
Current portion of investments – MTN Fund	34,210	40,994

Total current assets	132,779	120,318
Investments – MTN Fund Property, plant and equipment	71,892 311,303	72,054 312,225

Total assets	515,974	504,597

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt	32,862	33,000
Accounts payable and accrued liabilities	29,776	26,718
Accrued interest payable	3,186	3,064
Deferred revenue	3,885	1,043
Current portion of long-term debt	31,096	27,634
Current portion of subordinated notes	6,500	—
Future income taxes	3,035	3,694

Total current liabilities	110,340	95,153
Long-term debt	70,999	102,461
Future income taxes	71,149	73,891
Subordinated notes	103,500	—

Total liabilities	355,988	271,505

Shareholders’ equity
Share capital
Unlimited authorization of Class A and Class B common voting participating shares without par value; issued and outstanding in 2004 and 2003: 69,846,000 and 68,449,080 Class A and Class B shares respectively	138,295	138,295
Unlimited authorization of Class C preferred, non-participating voting shares redeemable at the option of the company, cumulative annual dividend of 10%; issued and outstanding in 2004 and 2003: 1,396,920	250	250
Unlimited authorization of Class D common non-voting participating shares without par value; none outstanding
Retained earnings	21,441	94,547

Total shareholders’ equity	159,986	233,092

Total liabilities and shareholders’ equity	515,974	504,597

See accompanying notes

Saskferco Products Inc.

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

(Unaudited)

Three months ended August 31

	2004 $	2003 $
	(thousands of Canadian dollars)
Sales	103,676	20,552
Cost of goods sold	80,342	17,559

Gross profit	23,334	2,993
Selling, general and administrative	6,968	3,437

Operating income (loss)	16,366	(444)
Interest expense	3,892	3,785
Interest income	(581)	(1,130)
Other expense (income)	79	(283)

Income (loss) before income taxes	12,976	(2,816)
Income tax expense (recovery)
Current	4,618	(2,957)
Future	(306)	2,034

Net income (loss)	8,664	(1,893)
Retained earnings, beginning of period	49,444	96,440
Dividends paid	(36,667)	—

Retained earnings, end of period	21,441	94,547

See accompanying notes

Saskferco Products Inc.

STATEMENT OF CASH FLOWS

(Unaudited)

Three months ended August 31

	2004 $	2003 $
	(thousands of Canadian dollars)
OPERATING ACTIVITIES
Net income (loss)	8,664	(1,893)
Items not affecting cash
Amortization	6,790	5,906
Future income taxes	(306)	2,034
Net change in non-cash operating working capital	(46,726)	(43,262)

Cash used in operating activities	(31,578)	(37,215)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,544)	(7,577)
MTN Fund investment purchases	(15,431)	(52,099)
MTN Fund investment maturities and withdrawals	15,049	62,691

Cash (used in) provided by investing activities	(1,926)	3,015

FINANCING ACTIVITIES
Repayment of long-term debt	(365)	(365)
Proceeds from short-term debt	146,162	63,500
Repayment of short-term debt	(113,300)	(30,500)
Issuance of subordinated notes	36,667	—
Dividends paid	(36,667)	—

Cash provided by financing activities	32,497	32,635

Decrease in cash and cash equivalents	(1,007)	(1,565)
Cash and cash equivalents, beginning of period	1,007	1,847

Cash and cash equivalents, end of period	—	282

See accompanying notes

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS

Three months ended August 31, 2004 and 2003

(Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the company have been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). These accounting principles are different in some respects from United States generally accepted accounting principles (U.S. GAAP) and the significant differences are described in Note 7. Amounts are stated in Canadian dollars unless otherwise indicated. The accounting policies applied, except as described in Note 2, are consistent with those outlined in Saskferco Products Inc.’s (“Saskferco” or “the company”) annual financial statements for the year ended May 31, 2004. These financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary to present fairly the financial position and results of operations for the respective periods. These financial statements do not include all disclosures required in the annual financial statements and should be read in conjunction with the company’s May 31, 2004 annual financial statements. Interim results are not necessarily indicative of the results expected for the fiscal year.

Since a determination of many assets, liabilities, revenues and expenses is dependent on future events, the preparation of these financial statements requires the use of estimates and assumptions, which have been made using careful judgment. Actual results could differ from these estimates. In the opinion of management, these financial statements have been properly prepared within the framework of the company’s significant accounting policies.

2. EMPLOYEE FUTURE BENEFITS

The company has made contributions of $178 (2003—$182) to a defined contribution employee future benefit plan. These contributions are expensed as incurred. The company’s best estimate of total contributions expected to be paid during the fiscal year is $600.

3. ACCOUNTING CHANGES

Effective June 1, 2004, the company prospectively adopted new accounting requirements of the CICA Handbook Section 1100 “Generally Accepted Accounting Principles”. This section establishes standards for financial reporting in accordance with Canadian GAAP and provides guidance on sources to consult when selecting accounting policies and determining appropriate disclosures when a matter is not dealt with explicitly in the primary sources of Canadian GAAP. There was no material impact on the accounting policies of the company resulting from the adoption of this standard.

On June 1, 2004, the company adopted the provisions of CICA Accounting Guideline No. 13—Hedging Relationships (“AcG-13”). AcG-13 provides guidance on the identification, designation, documentation and effectiveness of hedging relationships for the purpose of applying hedge accounting, and on the discontinuance of hedge accounting. The company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking hedge transactions. The company also formally assesses, both at hedge inception and on an ongoing basis, whether the derivatives used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. There is no material impact on the company’s financial position, results of operations or cash flows from the adoption of this standard.

On June 1, 2004, the company adopted the provisions of CICA Handbook Section 3110 “Asset Retirement Obligations”, which establishes standards for the recognition, measurement and disclosure

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Three months ended August 31, 2004 and 2003

(Unaudited)

of asset retirement obligations and the related asset retirement costs. Section 3110 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value is added to the carrying amount of the associated asset, and the liability is accreted at the end of each period through charges to operating expenses. There is no material impact on the company’s financial position, results of operations or cash flows from the adoption of this standard.

In June 2003, the CICA issued Accounting Guideline No. 15—Consolidation of Variable Interest Entities (“AcG-15”). AcG-15 is harmonized with U.S. GAAP and provides guidance for applying the principles in CICA Handbook Section 1590 “Subsidiaries” to those entities defined as Variable Interest Entities (“VIE’s”). AcG-15 defines VIE’s and provides guidance on when VIE’s should be consolidated, and is effective for all annual and interim periods beginning on or after November 1, 2004. The adoption of this standard will have no impact on the company.

In June and July 2004, the CICA approved re-exposure drafts of proposed CICA Handbook Section 3855 “Financial Instruments—Recognition and Measurement”, and Section 3865 “Hedges”. The CICA has confirmed that mandatory implementation of standards developed from the re-exposure drafts will be for interim and annual financial statements relating to years commencing on or after October 1, 2006. The CICA has also approved, subject to written ballot, a proposed new Section 1530 “Comprehensive Income”. Companies will not be permitted to apply Section 1530 until Sections 3855 and 3865 are finalized. The re-exposure drafts are intended to increase harmonization with U.S. GAAP.

4. INVENTORIES

	2004 $	2003 $
	(thousands of Canadian dollars)
Stores	9,080	9,008
Fertilizer	14,592	29,594
Natural gas	1,773	1,590
Catalyst and resin	3,982	3,370

	29,427	43,562

5. SHARE CAPITAL

On August 5, 2004, the company paid dividends of $36,667 to its Class A and Class B shareholders.

6. SUBORDINATED NOTES

Effective May 28, 2004, the company agreed to authorize up to $55,556 Class A Subordinated Notes and up to $54,444 Class B Subordinated notes, due June 1, 2014.

All Subordinated Notes (the “Notes”) are subordinate and junior in right of payment to the secured debt described in Note 6. Cash distribution of interest and principal is governed by a project agreement amongst the shareholders, and as such, holders of the Notes will receive no interest or principal payment or distribution unless secured debt obligations have first been paid in full. Under the

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Three months ended August 31, 2004 and 2003

(Unaudited)

Subordinated Notes, any unpaid interest otherwise due is annually convertible to principal. In addition, Saskferco may, at its option, elect to prepay principal at any time without penalty. The company may request the Noteholders to subordinate their claims to certain counterparties with respect to long-term commodity purchase arrangements or swaps.

Interest on the Notes is payable at a rate of CDOR plus 2%. CDOR Rate is defined as the annual average rates for Canadian Dollar bankers’ acceptances with a term of 90 days per Reuters “Canadian Interbank Bid BA Rates”.

In accordance with the terms of a Note Purchase Agreement, two-thirds of the authorized Class A and Class B Subordinated Notes were issued on May 28, 2004, or $37,037 and $36,296 respectively.

Effective August 5, 2004, the company issued the remaining $18,519 Class A Subordinated Notes and $18,148 Class B Subordinated Notes.

7. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The company’s financial statements have been prepared in accordance with Canadian GAAP, which, in some significant respects, differs from U.S. GAAP. As required by the United States Securities and Exchange Commission, the effects of these principal differences on the company’s financial statements are quantified and described where indicated by reference below:

RECONCILIATION OF NET INCOME (LOSS)

Three months ended August 31, 2004 and 2003

	2004 $	2003 $
	(thousands of Canadian dollars)
Net income (loss) as reported under Canadian GAAP	8,664	(1,893)
Adjustments increasing or decreasing reported net income
Net pre-operating expenditures (a)	(4)	—
Unrealized gain (loss) on medium term notes (c)	3,834	(3,137)
Change in unrealized losses on derivative instruments (b)	—	(3,162)
Income tax effect of the above adjustments (e)	1	1,037

Net income (loss) under U.S. GAAP	12,495	(7,155)

RECONCILIATION OF SHAREHOLDERS’ EQUITY

As at August 31

	2004 $	2003 $
	(thousands of Canadian dollars)
Shareholders’ equity based on Canadian GAAP	159,986	233,092
Net pre-operating expenditures (a)	443	—
Change in unrealized losses on derivative instruments (b)	(3,578)	(3,162)
Unrealized loss on medium term notes (c)	(13,757)	(25,980)
Income tax effect of the above adjustments (e)	1,028	1,037

Shareholders’ equity based on U.S. GAAP	144,122	204,987

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Three months ended August 31, 2004 and 2003

(Unaudited)

(a)	Pre-operating costs

In fiscal 2004, net revenue or expense derived during the start-up phase of the company’s urea ammonium nitrate plant prior to substantial completion and readiness for use was deferred under Canadian GAAP until commercial production levels were met, at which time amortization over the project’s estimated useful life began. U.S. GAAP required these costs be expensed as incurred. The net revenue deferred under Canadian GAAP and recognized as incurred under U.S. GAAP for the year ended May 31, 2004 was $447 (2003—$nil). For Canadian GAAP purposes, this net revenue is being amortized into income over the estimated 25 year UAN plant life. This amortization is removed from income for U.S. GAAP purposes, which reduces the accumulated net pre-operating expenditures over the amortization term.

(b)	Derivative instruments

Under Canadian GAAP, the company’s derivative instruments that have not yet been settled are not recognized in the financial statements, and gains or losses arising from settled gas hedging transactions are deferred as a component of inventory until the product containing the hedged item is sold. At that time, both the natural gas purchase cost and the related hedging deferral are recorded as cost of goods sold. Additionally, as discussed in (c) below, gains or losses arising from settled foreign currency hedging transactions are recorded in sales, given the relationship between these gains or losses, the U.S. dollar revenue stream and the related long-term medium term note debt.

For U.S. GAAP purposes in the year ended May 31, 2002, the company adopted the provisions of SFAS 133, Accounting for Derivative Instruments and Hedging Activities and the corresponding amendments under SFAS 138 and SFAS 149, which requires that derivative instruments, whether designated in hedging relationships or not, be recorded at fair value in the Balance Sheet. The accounting treatment of gains or losses resulting from fluctuations in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship. Any portion of the change in fair value of a derivative instrument that does not qualify for hedge accounting, and any ineffectiveness in a qualifying hedging relationship, is recognized in income immediately. Unrealized gains or losses relating to derivatives that are hedging items are deferred in other comprehensive income and recognized in the same period as the corresponding hedged items.

As at and for the three-month period ended August 31, 2004, the company has opted to use hedge accounting under SFAS 133. For the comparative three-month period ended August 31, 2003, the company opted not to use hedge accounting.

Under U.S. GAAP, the fair values of the company’s swap and option derivative instruments outstanding as at August 31, 2004 are unrealized liabilities of $3,578 (2003—$3,162 liabilities). At the current period end, given the company has opted to use hedge accounting under SFAS 133, an offsetting $3,578 has been recorded in other comprehensive income at its net of tax amount of $2,405. The short-term nature of the company’s hedging relationships at August 31, 2004 will result in reclassification into earnings of losses reported in accumulated comprehensive income within the next six months. At August 31, 2003, because hedge accounting was not applied, the offsetting $3,162 has been recognized as other (income) expense. For amounts realized in the

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Three months ended August 31, 2004 and 2003

(Unaudited)

period, the U.S. GAAP statement of operations for the three-month period ended August 31, 2004 included realized losses of $1,162 in cost of goods sold. On the U.S. GAAP statement of operations for the three-month period ended August 31, 2003, realized losses of $340 have been reclassified from cost of goods sold to other (income) expense.

(c)	Medium term notes

The repayment of the U.S. dollar long-term medium term note debt is being made from U.S. dollar revenue streams generated from fertilizer sales, which, for Canadian GAAP purposes, provides an effective hedge against foreign currency fluctuations. Under this treatment, the annual principal repayment is recorded at the historical exchange rate of $1.1539, and any exchange losses arising from annually settling this hedging transaction is recorded against related sales.

U.S. GAAP, as a result of SFAS 133, Accounting for Derivative Instruments and Hedging Activities, restricts the company’s ability to use non-derivatives as hedging instruments. This is also consistent with SFAS 52, Foreign Currency Translation. As a result, the U.S. dollar sales are recorded at the prevailing exchange rate at the time the transaction occurred, the annual U.S. dollar medium term note principal repayment, as well as the U.S. dollar medium term note balance at period end, are recorded at the current exchange rate with gains and losses flowing through the current period income statement.

The impact on the outstanding medium term note debt from the movement from the May 31, 2004 exchange rate of $1.3609 to the August 31, 2004 rate of $1.3158 on U.S. GAAP income statement in the current year is a gain of $3,834 (2003—$3,137 loss), which has been classified in other income (expense). The U.S. GAAP balance sheet adjustment in the current year to reflect the medium term notes at the current rate rather than the historical rate of $1.1539 would be to increase liabilities and decrease shareholders’ equity by $13,757 (2003—$25,980).

Long-term debt principal repayments under U.S. GAAP, including medium term note and committed instalment loan payments at the current rate of $1.3158, are due as follows:

$
(thousands of Canadian dollars)
2005	35,305
2006	38,301
2007	42,250

Total	115,856

(d)	Income taxes

The income tax adjustment reflects the impact on income taxes of the U.S. GAAP adjustments described above. The company has recorded a valuation allowance of $4,511 (2003—$8,524) related to deferred tax assets arising from the cumulative loss on long-term debt, which the company does not expect to realize on. Under U.S. GAAP, future income taxes are referred to as deferred income taxes.

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Three months ended August 31, 2004 and 2003

(Unaudited)

(e)	Recent accounting pronouncements

In December 2003, the FASB revised Interpretation (FIN) No. 46, “Consolidation of Variable Interest Entities”, which clarifies the application of Accounting Research Bulletin No. 51 “Consolidated Financial Statements”. FIN No. 46 defines variable interest entities (VIE’s) and provides guidance on when VIE’s should be consolidated, and is effective for the company on June 1, 2005. The adoption of this standard will have no impact on the company.

In March 2004, FASB ratified consensuses reached by the Emerging Issues Task Force (“EITF”) with respect to EITF Issue No. 03-1 “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”. This was followed on September 30, 2004 by related EITF Issue No. 03-1-1. EITF Issue No. 03-1 addresses recognition, measurement and disclosure of other-than-temporary impairment evaluations for securities within the scope of SFAS 115 “Accounting For Certain Investments in Debt and Equity Securities”, and equity securities that are not subject to the scope of SFAS 115 and are not accounted for under the equity method according to Accounting Principles Board Opinion No. 18 “The Equity Method of Accounting for Investments in Common Stock”. EITF Issue No. 03-1-1 addresses the effective date of Paragraphs 10 to 20 of EITF Issue No. 03-1, whereby FASB has delayed the previously stated June 15, 2004 effective date for the recognition and measurement guidance related to evaluating whether an impairment is other than temporary. Disclosures for cost method investments are required to be included in annual financial statements prepared for fiscal years ending after June 15, 2004. Additionally, Implementation Guidance issued in proposed FASB Staff Position EITF Issue 03-1-a provides guidance with respect to debt securities that are impaired solely due to interest rates and/or sector spreads and analyzed for other-than-temporary impairment under paragraph 16 of Issue 03-1. The company’s practices are substantially consistent with the application guidance of EITF Issue No. 03-1; therefore, adoption will not have a significant impact on its financial statements.

On June 23, 2004, FASB issued an Exposure Draft of a proposed statement, “Fair Value Measurements”, which would provide guidance for how to measure fair value and would apply broadly to financial and non-financial assets and liabilities that are measured at fair value under other authoritative accounting pronouncements. The proposed Statement establishes a framework for applying the fair value measurement objective in GAAP, with the objective of increasing consistency, reliability and comparability in financial reporting. FASB will begin redeliberations of this Exposure Draft in November 2004.

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Three months ended August 31, 2004 and 2003

(Unaudited)

CONDENSED BALANCE SHEET IN ACCORDANCE WITH U.S. GAAP

As at August 31

(Unaudited)

	2004 $	2003 $
	(thousands of Canadian dollars)
Total current assets	132,779	120,318
Investments – MTN Fund	71,892	72,054
Property, plant and equipment [note 7(a)]	311,605	312,225

Total assets	516,276	504,597

Short-term debt	32,862	33,000
Accounts payable and accrued liabilities	32,962	29,782
Deferred revenue	3,885	1,043
Current portion of long-term debt [note 7(c)]	35,305	33,167
Current portion of subordinated notes	6,500	—
Fair value of derivative hedging contracts [note 7(b)]	2,405	2,125
Deferred income taxes	3,035	3,694

	116,954	102,811
Long-term debt [note 7(c)]	80,551	122,908
Subordinated notes	103,500	—
Deferred income taxes	71,149	73,891
Share capital	138,545	138,545
Retained earnings	7,982	66,442
Accumulated other comprehensive loss	(2,405)	—

Total liabilities and shareholders’ equity	516,276	504,597

STATEMENT OF COMPREHENSIVE INCOME (LOSS) AND ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS) IN ACCORDANCE WITH U.S. GAAP

Three months ended August 31

(Unaudited)

	2004 $	2003 $
	(thousands of Canadian dollars)
Net income (loss) under U.S. GAAP	12,495	(7,155)
Other comprehensive income (loss):
Change in unrealized losses on derivative instruments, net of tax [note 7(b)]	(2,405)	—

Comprehensive income (loss) under U.S. GAAP	10,090	(7,155)

Accumulated other comprehensive income (loss), beginning of period	—	—
Other comprehensive (loss) income	(2,405)	—

Accumulated other comprehensive (loss) income, end of period	(2,405)	—

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Three months ended August 31, 2004 and 2003

(Unaudited)

STATEMENT OF OPERATIONS AND RETAINED EARNINGS IN ACCORDANCE WITH U.S. GAAP

Three months ended August 31

(Unaudited)

	2004 $		2003 $
	(thousands of Canadian dollars)
Sales Cost of goods sold	103,676 80,346		20,552 17,219

Gross profit	23,330		3,333
Selling, general and administrative	6,968		3,437
Operating income (loss)	16,362		(104)
Interest expense Interest income Other (income) expense [notes 7(b), 7(c)]	3,892 (581 (3,755	) )	3,785 (1,130 6,356)

Income (loss) before income taxes	16,806		(9,115)
Income tax expense (recovery) Current Deferred [note 7(d)]	4,618 (307)		(2,957 997)

Net income (loss)	12,495		(7,155)
Retained earnings, beginning of period Dividends paid	32,154 (36,667)		73,597 —

Retained earnings, end of period	7,982		66,442

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Three months ended August 31, 2004 and 2003

(Unaudited)

CONDENSED STATEMENT OF CASH FLOWS IN ACCORDANCE WITH U.S. GAAP

Three months ended August 31

(Unaudited)

	2004 $	2003 $
	(thousands of Canadian dollars)
OPERATING ACTIVITIES
Net income (loss)	12,495	(7,155)
Items not affecting cash
Unrealized (gains) losses [notes 7(b), 7(c)]	(3,834)	6,299
Amortization [note 7(a)]	6,794	5,906
Deferred income taxes [note 7(d)]	(307)	997
Net change in non-cash operating working capital	(46,726)	(43,262)

Cash used in operating activities	(31,578)	(37,215)

INVESTING ACTIVITIES	(1,926)	3,015

FINANCING ACTIVITIES
Repayment of long-term debt	(365)	(365)
Proceeds from short-term debt	146,162	63,500
Repayment of short-term debt	(113,300)	(30,500)
Issuance of subordinated notes	36,667	—
Dividends paid	(36,667)	—

Cash provided by financing activities	32,497	32,635

Decrease in cash and cash equivalents	(1,007)	(1,565)
Cash and cash equivalents, beginning of period	1,007	1,847

Cash and cash equivalents, end of period	—	282

8.	SUBSEQUENT EVENTS

a)	Investments – MTN Fund

The Saskferco MTN Fund (the “MTN Fund”) was created pursuant to an agreement to provide for the prepayment or retirement of Saskferco’s outstanding debt and is guaranteed by the Province of Saskatchewan (“the Province”) as described in Note 4 of the company’s annual audited financial statements dated May 31, 2004.

The MTN Fund is restricted such that no amounts may be paid out of the MTN Fund except upon the consent of both Saskferco and the Province; however the Province is obliged to provide its consent in certain prescribed circumstances. Consent was received in April 2003 for Saskferco to draw $20,250 from the MTN Fund to finance construction of a urea ammonium nitrate (UAN) plant in the 2004 fiscal year, and on September 17, 2004, consent was received to draw an additional $9,550 from the MTN Fund to finance additional UAN plant construction costs.

b)	Assignment of Marketing Agreement to The Mosaic Company

As described in Note 11 of the company’s annual audited financial statements dated May 31, 2004, by agreement, in exchange for specified sales commissions, Cargill Incorporated and

Saskferco Products Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Three months ended August 31, 2004 and 2003

(Unaudited)

Cargill Limited acted as Saskferco’s exclusive marketing agents. In this capacity, they were responsible and assumed full risk for the collection of all trade receivables due to Saskferco from customers. This agreement is known as the “Marketing Agreement”, and was effective as of February 1, 1990.

In connection with the business combination (“Business Combination”) between the worldwide fertilizer businesses of Cargill Incorporated (“Cargill”) and IMC Global Inc., Cargill requested that Saskferco consent to the assignment of the Marketing Agreement to The Mosaic Company (“Mosaic”), the newly formed company resulting from the Business Combination.

On October 18, 2004, Saskferco signed an agreement allowing for the assignment of the Marketing Agreement to Mosaic, with the same terms and conditions as previously existed with Cargill. Effective October 22, 2004, Mosaic will assume the credit risk and become the primary obligor to Saskferco for receivables owed to it by Mosaic. Cargill will, for two years, guarantee the complete and timely payment of accounts receivable due to Saskferco by Mosaic should Mosaic not pay amounts due.

c)	Assignment of Feed Grade Urea Agreement to The Mosaic Company

As described in Note 11 of the company’s annual audited financial statements dated May 31, 2004, in 2004 Saskferco entered into a three-year agreement whereby Cargill Incorporated committed to annually purchase 50,000 tonnes of feed grade urea from Saskferco at a market-based formula price. This agreement is known as the “Feed Grade Urea Agreement”.

Given the facts described in Note 8(b) above, Saskferco agreed on October 18, 2004 to assign the Feed Grade Urea Agreement to Mosaic for its remaining term.

d)	Transfer of Class A Common Shares to The Mosaic Company

On October 22, 2004, the Business Combination described in Note 8(b) above was finalized and the company issued 69,846,000 new Class A common voting participating no par-value share certificates to Mosaic I (Canada) Holdings ULC. The share certificates representing, in aggregate, the 69,846,000 Class A shares formerly held by Cargill Limited have been cancelled.

UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL DATA

The following unaudited pro forma combined condensed financial statements combine the historical consolidated balance sheets and statements of operations of the Cargill Fertilizer Businesses and IMC, giving effect to the Cargill transactions using the purchase method of accounting. Accounting principles generally accepted in the United States require that one of the companies party to the Cargill transactions be designated as the acquiror for accounting purposes. Cargill has been designated as the acquiror based on the fact that Cargill acquired 66.5% of the Mosaic common stock upon completion of the Cargill transactions.

The following unaudited pro forma combined condensed statements of operations assumes the Cargill transactions were effected on June 1, 2003. The following unaudited pro forma combined condensed balance sheet gives effect to the Cargill transactions as if they had occurred on August 31, 2004. The Cargill Fertilizer Businesses’ information for the year ended May 31, 2004 has been derived from the audited financial statements of the Cargill Fertilizer Businesses for that year. The Cargill Fertilizer Businesses statement of operations information for the three-month period ended August 31, 2004, and the balance sheet information at August 31, 2004, were derived from the unaudited financial information of the Cargill Fertilizer Businesses. IMC’s fiscal year ended December 31, 2003 differs from Mosaic’s fiscal year end by more than 93 days. The IMC statement of operations information for the twelve-month period ended March 31, 2004, the three-month period ended June 30, 2004, and the balance sheet information at June 30, 2004, was derived from the unaudited financial information of IMC. Mosaic has provided all the information set forth herein regarding the Cargill Fertilizer Businesses and its subsidiaries. IMC has provided all the information set forth herein regarding IMC and its subsidiaries. Neither Mosaic nor IMC assumes any responsibility for the accuracy or completeness of the information provided by the other party.

Please read this information together with the historical financial statements and related notes of the Cargill Fertilizer Businesses and IMC included or incorporated by reference in this prospectus.

The unaudited pro forma combined condensed financial information is provided for illustrative purposes only. The unaudited pro forma combined condensed financial statements do not reflect the effect of asset dispositions, if any, that may be required by order of regulatory authorities, restructuring charges that will be incurred to fully integrate and operate the combined organization more efficiently, or anticipated synergies resulting from the Cargill transactions. Because the plans for these activities have not yet been finalized, it is not possible to reasonably quantify the cost or impact of such activities. This unaudited pro forma combined condensed financial information is not necessarily indicative of the results of operations or financial position that would have been achieved if the businesses had been combined for the periods presented or the results of operations or financial position that Mosaic will experience now that the Cargill transactions have been completed.

For purposes of this pro forma analysis, the deemed purchase price for IMC (as described in the notes to the unaudited pro forma combined condensed financial statements) has been allocated based on a preliminary assessment of the fair value of the assets and liabilities of IMC. The pro forma statements of operations adjustments (as described in the notes to the unaudited pro forma combined condensed financial statements) reflect the estimated effects of depreciating and amortizing certain purchase accounting adjusted balances in property, plant and equipment, identifiable intangible assets and long-term debt over their estimated useful lives.

MOSAIC

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

	Cargill Fertilizer Businesses Three months ended August 31, 2004	IMC Global Inc. Three months ended June 30, 2004	Pro Forma Adjustments		Mosaic Pro Forma Combined
	(in millions, except per share data)
Net sales	$724.8	$748.8	$34.5	(e)(f)	$1,508.1
Cost of goods sold	649.4	620.5	38.7	(a)(b)(e)(f)	1,308.6

Gross margin	75.4	128.3	(4.2)		199.5
Selling, general and administrative expenses	31.0	20.1	13.3	(b)(d)(e)	64.4
Other operating (income) expenses	(5.8)	—	—		0.2

Operating income	50.2	108.2	(17.5)		134.9

Other (income) expense
Interest expense	7.6	47.3	(13.2	)(a)(b)(e)	41.7
Other (income) expense	1.3	(5.6)	(1.8	)(b)(e)	(12.1)

Earnings (loss) before tax	41.3	66.5	(2.5)		105.3
Income tax expense/(benefit)	11.2	26.4	(0.9	)(a)(b)	36.7

Earnings (loss) of consolidated companies	30.1	40.1	(1.6)		68.6
Equity in net earnings of nonconsolidated companies	14.5	—	0.1	(d)	14.6
Minority interests in net earnings of consolidated subsidiaries	(1.2)	2.6	(2.6	)(d)(g)	(1.2)

Net earnings (loss) from continuing operations	$43.4	$42.7	$(4.1)		$82.0

Per common share basic:
Net earnings (loss) from continuing operations	N/A	$0.35			$0.21
Per common share diluted:
Net earnings (loss) from continuing operations	N/A	$0.32			$0.19
Average common shares outstanding:
Basic	N/A	115.0			373.2
Diluted	N/A	134.2			427.5

See Notes to Unaudited Pro Forma Financial Statements

MOSAIC

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

	Cargill Fertilizer Businesses Year ended May 31, 2004	IMC Global Inc. Year ended March 31, 2004	Pro Forma Adjustments		Mosaic Pro Forma Combined
	(in millions, except per share data)
Net sales	$2,374.0	$2,222.7	$114.2	(e)(f)	$4,710.9
Cost of goods sold	2,191.9	1,992.5	126.5	(a)(b)(e)(f)	4,310.9

Gross margin	182.1	230.2	(12.3)		400.0
Selling, general and administrative expenses	100.1	78.1	34.5	(b)(d)(e)	212.7
Other operating (income) expenses	0.7	(23.3)	—		(22.6)

Operating income	81.3	175.4	(46.8)		209.9

Other (income) expense
Interest expense	29.2	186.9	(53.1	)(a)(b)(e)	163.0
Other expense	7.5	27.4	(7.5	)(b)(e)	27.4

Earnings (loss) before tax	44.6	(38.9)	13.8		19.5
Income tax expense/(benefit)	3.8	(24.5)	5.0	(a)(b)	(15.7)

Earnings (loss) of consolidated companies	40.8	(14.4)	8.8		35.2
Equity in net earnings of nonconsolidated companies	35.8	—	0.3	(d)	36.1
Minority interests in net earnings of consolidated subsidiaries	(1.5)	20.1	(20.0	)(d)(g)	(1.4)

Net earnings (loss) from continuing operations	$75.1	$5.7	$(10.9)		$69.9

Per common share basic:
Net earnings (loss) from continuing operations	N/A	$(0.02)			$0.17
Per common share diluted:
Net earnings (loss) from continuing operations	N/A	$(0.02)			$0.16
Average common shares outstanding:
Basic	N/A	114.9			372.9
Diluted	N/A	114.9			426.8

See Notes to Unaudited Pro Forma Financial Statements

MOSAIC

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

	Cargill Fertilizer Businesses August 31, 2004	IMC Global Inc. June 30, 2004	Pro Forma Adjustments		Mosaic Pro Forma Combined
	(in millions)
Assets
Current assets:
Cash and cash equivalents	$22.8	$48.0	$2.5	(d)(e)	$73.3
Accounts receivable, net	298.2	232.9	19.8	(e)(f)	550.9
Inventories	378.2	292.9	49.3	(a)(b)	720.4
Other current assets	62.1	43.8	—		105.9

Total current assets	761.3	617.6	71.6		1,450.5

Investments	267.0	17.8	(3.2	)(d)	281.6
Other assets	74.6	397.6	(315.0	)(b)(g)	157.2
Goodwill	—	289.0	916.0	(b)(c)	1,205.0
Property, plant and equipment, net	914.3	2,310.0	1,141.5	(b)(d)	4,365.8

Total assets	$2,017.2	$3,632.0	$1,810.9		$7,460.1

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt and current portion of long-term debt	$7.3	$43.4	$9.5	(e)	$60.2
Accounts payable and accrued expenses	337.8	445.4	30.9	(a)(b)(e)(f)	814.1
Due to Cargill and affiliates	199.0	—	(159.0	)(a)	40.0

Total current liabilities	544.1	488.8	(118.6)		914.3

Other liabilities:
Long-term debt - external	33.8	2,047.7	305.1	(b)	2,386.6
Long-term debt - due to Cargill and affiliates	305.3	—	(305.3	)(a)	—
Deferred income taxes	93.0	—	247.5	(b)	340.5
Other deferred liabilities	141.3	552.1	61.5	(b)	754.9

Total liabilities	1,117.5	3,088.6	190.2		4,396.3
Minority interest	9.2	—	1.5	(d)	10.7
Stockholders’ equity:
Equity	985.1	575.7	1,586.9	(a)(b)(c)(h)	3,147.7
Total other comprehensive income	(94.6)	(32.3)	32.3	(b)	(94.6)

Total stockholders’ equity	890.5	543.4	1,619.2		3,053.1

Total liabilities and stockholders’ equity	$2,017.2	$3,632.0	$1,810.9		$7,460.1

See Notes to Unaudited Pro Forma Financial Statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a)	Cargill Fertilizer Businesses historical financial statements include certain adjustments to properly reflect the net assets that were contributed to Mosaic at the time of the Cargill transactions. The adjustments include:

(1)	The U.S.-based phosphate production business of the Cargill Fertilizer Businesses reflects its inventory values on a last-in, first-out (LIFO) basis. The pro forma balance sheet adjustments include a $21.3 million increase to inventories and an increase to the current deferred tax liabilities reported on the accounts payable and accrued expenses line of $7.5 million. This will adjust the U.S. phosphate production inventories to reflect the weighted average cost method, which is the method that Mosaic uses to value its inventories. In the statement of operations, cost of goods sold increased by $4.5 million and the income tax benefit increased by $1.6 million for year ended May 31, 2004. Cost of goods sold increased by $6.8 million and the income tax benefit increased by $2.4 million for three months ended August 31, 2004.

(2)	The audited financial statements of the Cargill Fertilizer Businesses include intercompany interest-bearing debt balances payable to Cargill. In accordance with the merger and contribution agreement, these balances were not included in the net assets contributed to Mosaic. The pro forma adjustments include the removal of $504.3 million of intercompany interest-bearing debt balances payable to Cargill. In the statement of operations, interest expense was reduced by $20.3 million and income tax expense increased by $7.1 million for the year ended May 31, 2004. Interest expense was reduced by $5.0 million and income tax expense increased by $1.8 million for three months ended August 31, 2004.

(3)	The merger and contribution agreement required that the net assets of the Cargill Fertilizer Businesses include $435.0 million of working capital at the time they were contributed to Mosaic. The agreement permitted Cargill and its affiliates to retain and not contribute to Mosaic promissory notes amounting to $40.0 million. The pro forma adjustments include recording a $40.0 million note payable due to Cargill and affiliates in order to comply with the merger and contribution agreement.

(b)	For purposes of this pro forma analysis, the purchase price has been allocated based on a preliminary assessment of the fair value of the assets and liabilities of IMC. The pro forma statement of operations adjustments reflect the estimated effects of depreciating and amortizing these purchase accounting adjusted balances in property, plant and equipment, and identifiable intangible assets over their estimated useful lives. The preliminary assessment of fair value resulted in recording the following pro forma adjustments:

(1)	Elimination of the unamortized goodwill balance of $289.0 million that related to previous acquisitions and mergers.

(2)	An increase to finished goods inventories of $28.0 million to reflect the inventories at their fair value which is defined as the selling price less a normal selling profit, which includes the costs of disposal and a reasonable profit allowance for the selling effort. In the statement of operations, cost of goods sold was increased by $28.0 million for the year ended May 31, 2004.

(3)	An entry required to eliminate the unamortized turn-around costs of $32.7 million included in other assets. Mosaic’s policy is to expense turn-around costs as incurred. In the statement of operations, cost of goods sold was decreased by $4.9 million and increased by $7.2 million for the year ended May 31, 2004 and three months ended August 31, 2004, respectively.

(4)	Mosaic has engaged an outside appraisal firm to assist it in determining the fair value of the long-lived, tangible assets and the identifiable intangible assets of IMC. Management expects to have appraisal results by November 2004, and a final version of the appraisal within three months of completing the Cargill transactions. Management’s best estimate of fair value is based primarily on IMC’s projections of future net cash flows from those assets. This assessment results in a write up of depreciable and amortizable tangible and intangible assets of $1,136.9 million included in property, plant and equipment. The increase is mainly due to the expected write-up of the potash mineral reserves, which will be amortized on a unit of production basis over their estimated useful lives. IMC’s former Potash segment controls the rights to mine over 380,000 acres of potash-bearing land in North America. This land contains approximately 4.3 billion tons of potash mineralization (calculated after estimated extraction losses). This ore is sufficient to support current operations for more than a century. For the purposes of these pro forma financial statements, the IMC property, plant and equipment and the identifiable intangible assets of IMC’s former PhosFeed segment have not been changed from the values that have been reported by IMC. In the statement of operations, the expected increase in amortization due to the potash adjustment has caused cost of goods sold to rise by $11.4 million and $2.8 million for the year ended May 31, 2004 and three months ended August 31, 2004, respectively. The final appraised values of the long-lived, tangible assets and the identifiable intangible assets may differ from the amounts presented in the pro forma financial statements.

(5)	Depending on the results of an analysis of Mosaic’s forecasted taxable income, certain net deferred tax assets and tax liabilities will be adjusted to reflect the expected fair value of those net assets within Mosaic. The preliminary assessment of fair value is based on IMC’s projections of its future taxable income as a separate company. Accordingly, for the purposes of these pro forma financial statements, there are no pro forma adjustments to the net deferred tax assets or tax liabilities, other than for the tax effect of the purchase accounting adjustments, as discussed below. The final values of the net deferred tax assets and tax liabilities may differ significantly from the amounts presented in the pro forma financial statements.

(6)	The balance sheet adjustments include the elimination of unamortized debt issuance costs included on the balance sheet in other assets amounting to $38.1 million. Additionally, other expense was reduced by $8.1 million and $2.2 million for the year ended May 31, 2004 and three months ended August 31, 2004, respectively, to reverse the impact of the amortization of those debt issuance costs.

(7)	As a result of the change of control of IMC that occurred upon the closing of the Cargill transactions, IMC is required to make an offer to the holders of its High-Yield Notes to purchase all of the outstanding High-Yield Notes at 101% of the principal amount thereof within 30 days of the closing date of the Cargill transactions. However, Mosaic does not expect that the noteholders will exercise their option to put all such outstanding High-Yield Notes to IMC because to Mosaic’s knowledge, such notes are currently trading at a substantial premium over par (15-20%). As a result, the pro forma financial statements do not reflect that IMC will purchase all such outstanding High-Yield Notes at 101% of the principal amount thereof.

(8)

An adjustment was made to record net deferred tax liabilities of $265.7 million. Of those net deferred tax liabilities, $247.5 million were noncurrent and recorded on the deferred tax liabilities line. The remaining $18.2 million are current deferred tax liabilities and are recorded in the accounts payable and accrued expenses line. The deferred taxes are generated because of pro forma adjustments that change the carrying value of certain net assets that are not recognized for tax purposes. For the pro forma adjustments, a tax rate of 38.5% was used to calculate the impact to income tax expense. As a result of the various adjustments to the statement of operations, the income tax expense was increased by $5.0 million and the income tax benefit was increased by $0.9 million for the year ended May 31, 2004 and three months ended August 31, 2004, respectively.

(9)	The employee benefit obligations were revalued using assumptions consistent with those used by the Cargill Fertilizer Businesses. The discount rates were reduced to 6.0% for the pension and post-retirement plans. Additionally, for the postretirement plans, the health care trend rates were increased to 12%. The total impact of the adjusted assumptions is expected to increase the pension and postretirement liability by $61.5 million. To reflect an expected increase in pension and postretirement expense, selling, general and administrative expenses were increased by $2.0 million and $0.5 million for the year ended May 31, 2004 and three months ended August 31, 2004, respectively.

(10)	IMC uses the intrinsic value method to account for stock-based compensation. In the balance sheet Mosaic’s equity includes $56.7 million, which is the fair value of the stock options that fully vested on the date the Cargill transactions were approved by IMC’s common stockholders. The fair value of the stock options is included as a part of the purchase price. Additionally, a deferred tax asset of $21.8 million that relates to these options is included on the deferred income taxes line of the balance sheet. In the statement of operations, selling, general and administrative expenses were increased by $8.0 million and $1.0 million for the year ended May 31, 2004 and three months ended August 31, 2004, respectively. These adjustments reflect the additional compensation costs and the related deferred tax impact as if the stock options were recorded at fair value consistent with the provisions of SFAS 123, “Accounting for Stock-Based Compensation”.

(11)	The $(32.3) million reported as accumulated other comprehensive income is eliminated to reflect the fact that the unrealized gains and losses included in accumulated other comprehensive income are reset to zero and the related net assets are recorded at their fair value on the date of acquisition as part of purchase accounting.

(c)	The following is a preliminary estimate of the deemed purchase price for IMC on a purchase accounting basis (in millions):

Fair market value of IMC stock and options at January 27, 2004	$1,550.6
Fair market value of PLP units as converted to IMC stock (5 PLP units exchanged for 1 IMC share)	110.6

Fair market value of IMC equity securities	1,661.2
Transaction costs	23.3

Purchase price, including transaction costs	1,684.5
Less net assets acquired:
IMC net assets at historical cost	543.4
Reflects the elimination of unamortized goodwill	(289.0)
Reflects the increase to finished goods inventories	28.0
Reflects the elimination of unamortized turn-around costs	(32.7)
Reflects the write-up of potash mineral rights	1,136.9
Reflects the elimination of unamortized debt issuance cost	(38.1)
Reflects the adjustment to record the long term debt at its fair market value	(305.1)
Reflects the adjustment to deferred taxes related to temporary differences caused by adjusting net assets to their fair value	(258.2)
Reflects the adjustment to employee benefit obligations to use assumptions consistent with those of the Cargill Fertilizer Businesses	(61.5)
Reflects the exchange of IMC shares for outstanding PLP shares	(244.2)

479.5

Mosaic pro forma goodwill	$1,205.0

(d)	Reflects the consolidation of Big Bend Transfer Company, of which the Cargill Fertilizer Businesses own 33.3%, IMC owns 33.3% and CF Industries owns 33.3%. Mosaic effectively owns 66.7% of Big Bend Transfer Company and has control. Historically, both the Cargill Fertilizer Businesses and IMC treated their investments in Big Bend Transfer Company as nonconsolidated investments. The adjustments are summarized as:

Balance sheet adjustments:

Cash and cash equivalents	$0.1 million increase
Investments	$3.2 million decrease
Property, plant and equipment, net	$4.6 million increase
Minority interest	$1.5 million increase

Statement of operations adjustments:

	Three Months Ended August 31, 2004	Year Ended May 31, 2004
Selling, general and administrative expenses	$0.1 million increase	$0.4 million increase
Equity in net earnings of nonconsolidated companies	$0.1 million increase	$0.3 million increase
Minority interests in net earnings of consolidated companies	—	$0.1 million increase

(e)	The historical financial statements of IMC do not reflect the impact of consolidating Phosphate Chemicals Export Association, Inc. (“PhosChem”). PhosChem is an export association set up under the provisions of the Webb-Pomerene Act that IMC utilizes to distribute phosphate products to international customers. Mosaic plans to continue, and possibly increase, its participation in the export association in the future. The management of Mosaic has determined that Mosaic would consolidate PhosChem under the provisions of FASB Interpretation No. 46(R) Consolidation of Variable Interest Entities. The consolidation of PhosChem is included in the pro forma adjustments as follows:

Balance sheet adjustments:

Cash and cash equivalents	$ 2.4 million increase
Accounts receivable, net	$75.1 million increase
Short-term debt and current portion of long-term debt	$ 9.5 million increase
Accounts payable and accrued expenses	$68.0 million increase

Statement of operations adjustments:

	Three Months Ended August 31, 2004	Year Ended May 31, 2004
Net sales	$224.3 million increase	$718.2 million increase
Cost of goods sold	$211.7 million increase	$691.5 million increase
Selling, general and administrative expenses	$11.7 million increase	$24.1 million increase
Interest expense	$0.5 million increase	$2.0 million increase
Other expense	$0.4 million increase	$0.6 million increase

(f)	Adjustment reflects the elimination of intercompany trade receivables and payables of $55.3 million between the Cargill Fertilizer Businesses, IMC and PhosChem. In the statement of operations, sales and cost of goods sold were reduced by $604.0 million and $189.8 million for the year ended May 31, 2004 and three months ended August 31, 2004, respectively.

(g)	To record the exchange of IMC shares for the minority held shares of PLP as discussed under “The PLP Merger,” includes a $244.2 million reduction to other assets. In the statement of operations, the net losses attributed to the minority interest are included and effectively decrease net earnings by $20.1 million and $2.6 million for the year ended May 31, 2004 and three months ended August 31, 2004, respectively.

(h)	The following is a summary of the items that impact the pro forma adjustments to equity:

Summary of changes to equity

Change of Cargill inventories from LIFO to weighted average cost	$21.3
Elimination of Cargill intercompany debt	504.3
Reflects the note payable related to the working capital agreement	(40.0)
Reflects the adjustment to deferred taxes related to temporary difference	(7.5)

Subtotal of adjustments related to Cargill Fertilizer Businesses equity	478.1

Reflects the elimination of unamortized goodwill	(289.0)
Reflects the increase the finished goods inventories	28.0
Reflects the elimination of unamortized turn-around costs	(32.7)
Reflects the write-up of potash mineral rights	1,136.9
Reflects the elimination of unamortized debt issuance costs	(38.1)
Reflects the adjustment to record the long term debt at its fair market value	(305.1)
Reflects the adjustment to deferred taxes related to temporary differences caused by adjusting net assets to their fair value	(258.2)
Reflects the adjustment to employee benefit obligations to use assumptions consistent with those of Cargill Fertilizer Businesses	(61.5)
Reflects the exchange of IMC shares for outstanding PLP shares	(244.2)
Reflects the elimination of the other comprehensive income balances	(32.3)
Reflects the newly created goodwill	1,205.0

Subtotal of adjustments related to IMC’s equity	1,108.8

Total changes to equity	$1,586.9

(i)	The following is a summary of pro forma adjustments to various balance sheet lines that have multiple adjustments.

Cash and cash equivalents
Reflects the impact of consolidating PhosChem	$2.4
Reflects the impact of consolidating Big Bend Transfer Company which is currently treated as a nonconsolidated investment	0.1

$2.5

Accounts receivable, net
Reflects the impact of consolidating PhosChem	$75.1
Reflects the elimination of intercompany receivables between Cargill, IMC and PhosChem	(55.3)

$19.8

Inventories
Change of Cargill inventories from LIFO to weighted average cost	$21.3
Reflects the impact of adjusting IMC’s finished goods inventories to fair market value	28.0

$49.3

Other assets
Reflects the exchange of IMC shares for outstanding PLP shares	$(244.2)
Reflects the write off of IMC’s unamortized turn-around costs	(32.7)
Reflects the write off of IMC’s unamortized debt issuance costs	(38.1)

$(315.0)

Goodwill
Reflects the elimination of IMC’s unamortized goodwill	$(289.0)
Reflects the newly created goodwill	1,205.0

$916.0

Property, plant and equipment, net
Reflects the write-up of IMC’s potash mineral rights to fair market value	$1,136.9
Reflects the impact of consolidating Big Bend Transfer Company which was treated as a nonconsolidated investment	4.6

$1,141.5

Accounts payable and accrued expenses
Reflects the impact to current deferred taxes caused by adjusting Cargill’s inventory valuation from LIFO to weighted average cost	$7.5
Reflects the impact of consolidating PhosChem	68.0
Reflects the elimination of intercompany receivables between Cargill, IMC and PhosChem	(55.3)
Reflects the impact to current deferred taxes caused by adjusting IMC’s finished goods inventory to fair market value	10.7

$30.9

Payable to Cargill and affiliates
Removal of intercompany interest-bearing debt payable to Cargill per the merger and contribution agreement	$(199.0)
Adjustment of Cargill Fertilizer Businesses working capital to $435.0 million	40.0

$(159.0)

Deferred income taxes
Reflects the impact to noncurrent deferred taxes caused by adjusting IMC’s potash mineral rights to fair market value	$437.8
Reflects the impact to noncurrent deferred taxes caused by eliminating IMC’s unamortized debt issuance costs	(14.7)
Reflects the impact to noncurrent deferred taxes caused by eliminating IMC’s unamortized turn-around costs	(12.6)
Reflects the impact to noncurrent deferred taxes caused by adjusting the IMC’s long term debt balance to fair market value	(117.5)
Reflects the impact to deferred taxes caused by recording the fair value of the stock options in Mosaic’s equity	(21.8)
Reflects the impact to noncurrent deferred taxes caused by adjusting IMC’s long term pension and postretirement liabilities based on Cargill assumptions	(23.7)

$247.5

(j)	The following is a summary of pro forma adjustments to various statements of operations lines that have multiple adjustments.

	Three months ended August 31, 2004	Year ended May 31, 2004
Net sales
Reflects the impact of consolidating PhosChem	$224.3	718.2
Reflects the elimination of intercompany sales between Cargill, IMC and PhosChem	(189.8)	(604.0)

	$34.5	$114.2

	Three months ended August 31, 2004	Year ended May 31, 2004
Cost of goods sold
Reflects the impact of changing Cargill’s inventories from LIFO to weighted average cost	$6.8	$4.5
Reflects the amortization of the write-up of IMC’s potash mineral rights to fair market value	2.8	11.4
Reflects the net impact of expensing turn-around costs rather than capitalizing and amortizing them over future periods	7.2	(4.9)
Reflects the impact of selling IMC’s finished goods inventories that were adjusted to fair market value in purchase accounting	—	28.0
Reflects the impact of consolidating PhosChem	211.7	691.5
Reflects the elimination of intercompany sales between Cargill, IMC and PhosChem	(189.8)	(604.0)

	$38.7	$126.5

Selling, general and administrative expenses
Reflects the adjustment related to employee benefit obligations to use assumptions consistent with those of Cargill Fertilizer Businesses	$0.5	$2.0
Reflects the impact of expensing IMC stock options according to SFAS 123	1.0	8.0
Reflects the impact of consolidating PhosChem	11.7	24.1
Reflects the impact of consolidating Big Bend Transfer Company which was treated as a nonconsolidated investment	0.1	0.4

	$13.3	$34.5

Interest expense
Reflects the elimination of interest expense related to interest bearing debt payable to Cargill that was not contributed to Mosaic	$(5.0)	$(20.3)
Reflects the impact of consolidating PhosChem	0.5	2.0
Reflects the impact of amortizing the adjustment to reflect IMC’s long-term debt balances at fair market value	(8.7)	(34.8)

	$(13.2)	$(53.1)

Other expense
Reflects the tax impact related to the reversal of debt amortization costs included in IMC’s results	$(2.2)	$(8.1)
Reflects the impact of consolidating PhosChem	0.4	0.6

	$(1.8)	$(7.5)

	Three months ended August 31, 2004	Year ended May 31, 2004
Income tax expense/(benefit)
Reflects the tax impact caused the elimination of interest expense related to interest bearing debt payable to Cargill that was not contributed to Mosaic	$1.8	$7.1
Reflects the tax impact caused by changing Cargill’s inventories from LIFO to weighted average cost	(2.4)	(1.6)
Reflects the net tax impact of selling IMC’s inventories that were adjusted to fair value in purchase accounting	—	(10.8)
Reflects the tax impact generated by the amortization of the write-up of IMC’s potash mineral rights to fair market value	(1.1)	(4.4)
Reflects the tax impact related to the reversal of debt amortization costs included in results	0.8	3.1
Reflects the tax impact related to the net impact of expensing turn-around costs rather than capitalizing and amortizing them over future periods	(2.7)	2.0
Reflects the tax impact related to amortizing the adjustment to reflect IMC’s long-term debt balance at fair market value	3.3	13.4
Reflects the tax impact related to the change to IMC’s employee benefit obligations caused by using assumptions consistent with those of Cargill Fertilizer Businesses	(0.2)	(0.8)
Reflects the tax impact of expensing IMC stock options according to SFAS 123	(0.4)	(3.0)

	$(0.9)	$5.0

Minority interests in net earnings of consolidated subsidiaries
Reflects the impact of exchanging IMC shares for the minority shares of PLP	$(2.6)	$(20.1)
Reflects the impact of consolidating Big Bend Transfer Company which is currently treated as a consolidated investment	—	0.1

	$(2.6)	$(20.0)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: November 12, 2004	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, by and among Mosaic, GNS Acquisition Corp., IMC, Cargill and Cargill Fertilizer, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, and as subsequently amended by Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004 (incorporated by reference to Exhibit 2.1 of Form 8-K filed on October 28, 2004)